     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 2002


                                                      REGISTRATION NO. 333-84018
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                          TESORO PETROLEUM CORPORATION
                               AND CO-REGISTRANTS
                      (SEE TABLE OF CO-REGISTRANTS BELOW)
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                              95-0862768
   (State or other jurisdiction of incorporation or             (I.R.S. Employer Identification No.)
                    organization)

                                                                      JAMES C. REED, JR., ESQ.
                                                           EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND
               300 CONCORD PLAZA DRIVE                                       SECRETARY
            SAN ANTONIO, TEXAS 78216-6999                             300 CONCORD PLAZA DRIVE
                    (210) 828-8484                                 SAN ANTONIO, TEXAS 78216-6999
 (Address, including zip code, and telephone number,                       (210) 828-8484
    including area code, of registrant's principal       (Name, address, including zip code, and telephone
        executive offices for each registrant)          number including area code, of agent for service for
                                                                          each registrant)

                             ---------------------

                                   Copies to:

                               CHARLES L. STRAUSS
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                           HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151
                             ---------------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined in light of market conditions and other factors.

                             ---------------------

         If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ---------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            TABLE OF CO-REGISTRANTS

                                                                            PRIMARY
                                                       STATE OR OTHER       STANDARD
                                                      JURISDICTION OF      INDUSTRIAL     I.R.S. EMPLOYER
                                                      INCORPORATION OR   CLASSIFICATION   IDENTIFICATION
EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER    ORGANIZATION      CODE NUMBER         NUMBER
----------------------------------------------------  ----------------   --------------   ---------------
Digicomp, Inc.......................................    Delaware                7379        74-2521015
Far East Maritime Company...........................    Delaware                4422        74-2886469
Gold Star Maritime Company..........................    Delaware                4422        74-2886462
Kenai Pipe Line Company.............................    Delaware                4613        94-6062891
Smiley's Super Service, Inc.........................     Hawaii                 5541        99-0088611
Tesoro Alaska Company...............................    Delaware                2911        74-1646130
Tesoro Alaska Pipeline Company......................    Delaware                4613        74-1839523
Tesoro Aviation Company.............................    Delaware                4522        74-2922277
Tesoro Financial Services Holding Company...........    Delaware                6711        51-0377202
Tesoro Gas Resources Company, Inc...................    Delaware                1311        92-0150083
Tesoro Hawaii Corporation...........................     Hawaii                 2911        99-0143882
Tesoro High Plains Pipeline Company.................    Delaware                4612        74-3009696
Tesoro Marine Services Holding Company..............    Delaware                5171        74-2807425
Tesoro Marine Services, LLC.........................    Delaware                5171        74-2766974
Tesoro Maritime Company.............................    Delaware                4422        74-2886466
Tesoro Northstore Company...........................     Alaska                 5541        92-0098209
Tesoro Petroleum Companies, Inc.....................    Delaware                7389        74-2385513
Tesoro Refining and Marketing Company...............    Delaware                2911        76-0489496
Tesoro Technology Company...........................    Delaware                7379        74-2521013
Tesoro Trading Company..............................    Delaware                5172        75-3025497
Tesoro Vostok Company...............................    Delaware                5172        74-2257610
Victory Finance Company.............................    Delaware                6719        51-0377203

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED JULY 23, 2002


PROSPECTUS

                          TESORO PETROLEUM CORPORATION

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                               DEPOSITARY SHARES
                            STOCK PURCHASE CONTRACTS
                                    WARRANTS
                                     UNITS
                             ---------------------
                             SUBSIDIARY GUARANTORS
                              (AS DEFINED HEREIN)

                    SUBSIDIARY GUARANTEES OF DEBT SECURITIES

     This prospectus relates to the following securities of Tesoro Petroleum
Corporation:

     - Debt securities, which may be senior, senior subordinated or subordinated, consisting of notes, debentures or other evidence of indebtedness;

     - Preferred stock;

     - Common stock;

     - Depositary shares;

     - Stock purchase contracts;

     - Warrants;

     - Guarantees; and

     - Units consisting of any combination of the securities listed above.

     We will provide the specific terms of the securities in supplements to this prospectus. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

     Selling securityholders also may offer and sell the securities under this prospectus.

     Our common stock is listed on the New York Stock Exchange (the "NYSE") and the Pacific Exchange (the "PCX") under the trading symbol "TSO". Any common stock sold pursuant to a prospectus supplement will be listed on those exchanges.

     WE URGE YOU TO CAREFULLY REVIEW AND CONSIDER THE INFORMATION UNDER THE HEADING "RISK FACTORS" ON PAGE 5 OF THIS PROSPECTUS AND UNDER THE SAME HEADING IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN ANY OF THE SECURITIES.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               This prospectus is dated                  , 2002.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
ABOUT THIS PROSPECTUS.......................................    1
WHERE YOU CAN FIND MORE INFORMATION.........................    1
ABOUT TESORO PETROLEUM CORPORATION..........................    2
THE SUBSIDIARY GUARANTORS...................................    3
FORWARD-LOOKING STATEMENTS..................................    3
RISK FACTORS................................................    5
USE OF PROCEEDS.............................................    5
RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED
  FIXED CHARGES PLUS PREFERRED STOCK DIVIDEND
  REQUIREMENTS..............................................    5
DESCRIPTION OF DEBT SECURITIES..............................    6
DESCRIPTION OF PREFERRED STOCK..............................   14
DESCRIPTION OF COMMON STOCK.................................   15
CERTAIN ANTI-TAKEOVER CONSIDERATIONS; CHANGE OF CONTROL.....   16
DESCRIPTION OF DEPOSITARY SHARES............................   17
DESCRIPTION OF STOCK PURCHASE CONTRACTS.....................   21
DESCRIPTION OF WARRANTS.....................................   21
DESCRIPTION OF UNITS........................................   24
SELLING SECURITYHOLDERS.....................................   24
PLAN OF DISTRIBUTION........................................   24
LEGAL MATTERS...............................................   26
EXPERTS.....................................................   26

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the SEC using a "shelf" registration process. Under the shelf process, we may offer any combination of the securities described in this prospectus in one or more offerings, and certain third parties (which we refer to as "selling securityholders") may sell the securities under this prospectus, with a total initial offering price of up to $1,000,000,000 or its equivalent in foreign currency as we may designate in prospectus supplements.

     This prospectus provides you with a general description of the debt securities, preferred stock, common stock, depositary shares, stock purchase contracts, warrants, guarantees and units that may be offered. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

     Any selling securityholders will be identified, and the type and amount of securities to be offered by them will be specified, in a supplement to this prospectus. We will not receive proceeds of any sale of securities by selling securityholders.

     We may offer the securities in amounts, at prices, and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers that we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

     Please carefully read this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information".

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You also may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed and traded on the New York Stock Exchange and the Pacific Exchange under the trading symbol "TSO". You also can inspect and copy our reports, proxy statements and other information filed with the SEC at the New York Stock Exchange, 20 Broad Street, New York, New York, and at the Pacific Exchange, 301 Pine Street, San Francisco, California.


     This prospectus "incorporates by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC automatically will update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the Securities or we terminate this offering:


     - Our Annual Report on Form 10-K for the year ended December 31, 2001;


     - Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;


     - Our Current Report on Form 8-K filed on September 21, 2001, as amended by Amendment No. 1 to our Current Report on Form 8-K filed on October 24, 2001 and Amendment No. 2 to our Current Report on Form 8-K filed on November 5, 2001;

     - Our Current Report on Form 8-K filed on February 4, 2002;

     - Our Current Report on Form 8-K filed on February 5, 2002;

     - Our Current Report on Form 8-K filed on February 21, 2002;

     - Our Current Report on Form 8-K filed on February 22, 2002;

     - Our Current Report on Form 8-K filed on February 25, 2002, as amended by Amendment No. 1 to our Current Report on Form 8-K filed on April 22, 2002;


     - Our Current Report on Form 8-K filed on March 5, 2002;



     - Our Current Report on Form 8-K filed on April 9, 2002 (including the information contained in Item 9 thereto);



     - Our Current Report on Form 8-K filed on May 9, 2002;



     - Our Current Report on Form 8-K filed on May 24, 2002, as amended by Amendment No. 1 to our Current Report on Form 8-K filed on July 16, 2002;



     - Our Current Report on Form 8-K filed on June 18, 2002 (including the information contained in Item 9 thereto);



     - Our Current Report on Form 8-K filed on July 1, 2002; and


     - The description of our common stock included in our Registration Statement on Form 8-A dated April 21, 1969, and amended by a Form 8 dated April 23, 1969.

     You may request a copy of these filings at no cost by writing or telephoning us at the following address:

        Tesoro Petroleum Corporation
        Attention: Corporate Communications
        300 Concord Plaza Drive
        San Antonio, Texas 78216-6999
        (210) 828-8484


     The financial statements as of December 31, 2001 and 2000 and for the year ended December 31, 2001 and the four month period ended December 31, 2000 of the Golden Eagle Refining and Marketing Assets Business incorporated herein by reference were audited by Arthur Andersen LLP. After reasonable efforts, we have not been able to obtain Arthur Andersen LLP's consent to the incorporation by reference of its audit report dated February 14, 2002 (Note 16 is dated February 20, 2002) into the registration statement of which this prospectus is a part. However, Rule 437a under the Securities Act of 1933, as amended, permits us to file the registration statement of which this prospectus is a part without Arthur Andersen LLP's written consent. Accordingly, investors will not be able to sue Arthur Andersen LLP pursuant to Section 11(a)(4) of the Securities Act of 1933, and any recovery under that section you may have may be limited as a result of the lack of Arthur Andersen LLP's consent.


     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. When used in this prospectus, the terms "Tesoro", "we", "our" and "us" except as otherwise indicated or as the context otherwise indicates, refer to Tesoro Petroleum Corporation and its subsidiaries.

                       ABOUT TESORO PETROLEUM CORPORATION


     We are an independent refiner and marketer with three operating segments -- (1) refining crude oil and other feedstocks and selling petroleum products in bulk and wholesale markets ("Refining"), (2) selling motor fuels and convenience products and services in the retail market ("Retail") and (3) providing petroleum products and logistics services to the marine and offshore exploration and production industries ("Marine Services"). Through our Refining segment, we manufacture products including primarily gasoline and gasoline blendstocks, jet fuel, diesel fuel and residual fuel for sale to a wide variety of commercial customers in the United States and countries in the Pacific Rim. Our Retail segment sells motor fuels through a retail network of gas stations under the Tesoro, Mirastar, Tesoro Alaska and other brands. Our Marine Services segment markets and distributes a broad range of petroleum products, chemicals and supplies and provides logistical support services to the marine and offshore exploration and production industries operating in the Gulf of Mexico.

     We were incorporated in Delaware in 1968. Our principal executive offices are located at 300 Concord Plaza Drive, San Antonio, Texas 78216-6999 and our telephone number is (210) 828-8484.

     Our reports and other documents incorporated by reference in this prospectus include additional information relating to us and our subsidiaries. See "Where You Can Find More Information".

                           THE SUBSIDIARY GUARANTORS

     Digicomp, Inc., Far East Maritime Company, Gold Star Maritime Company, Kenai Pipe Line Company, Smiley's Super Service, Inc., Tesoro Alaska Company, Tesoro Alaska Pipeline Company, Tesoro Aviation Company, Tesoro Financial Services Holding Company, Tesoro Gas Resources Company, Inc., Tesoro Hawaii Corporation, Tesoro High Plains Pipeline Company, Tesoro Marine Services Holding Company, Tesoro Marine Services, LLC, Tesoro Maritime Company, Tesoro Northstore Company, Tesoro Petroleum Companies, Inc., Tesoro Refining and Marketing Company, Tesoro Technology Company, Tesoro Trading Company, Tesoro Vostok Company and Victory Finance Company, as the subsidiary guarantors, constitute substantially all of our direct and indirect active subsidiaries, as of the date of this prospectus. Each or all subsidiary guarantors may jointly and severally guarantee our payment obligations under any series of debt securities offered by this prospectus, as set forth in a related prospectus supplement.

                           FORWARD-LOOKING STATEMENTS


     This prospectus includes and incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are included, or incorporated by reference, in this prospectus, and relate to, among other things, projections of revenues, earnings, earnings per share, cash flows, capital expenditures, working capital or other financial items, EBITDA (earnings before extraordinary items, interest and financing costs, interest income, income taxes and depreciation and amortization), throughput, expectations regarding acquisitions, discussions of estimated future revenue enhancements, potential dispositions and cost savings. These statements also relate to our business strategy, goals and expectations concerning our market position, future operations, margins, profitability, liquidity and capital resources. We have used the words "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "predict", "project", "will" and similar terms and phrases to identify forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus.



     Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Accordingly, these forward-looking statements are qualified in their entirety by reference to the factors described in "Risk Factors" and elsewhere in this prospectus or the documents incorporated by reference in this prospectus.


     Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors including, but not limited to:

     - changes in general economic conditions;

     - the timing and extent of changes in commodity prices and underlying demand for our products;

     - the availability and costs of crude oil, other refinery feedstocks and refined products;

     - changes in our cash flow from operations, liquidity and capital requirements;


     - our ability to successfully integrate acquisitions;



     - our ability to identify and complete future strategic dispositions;


     - fluctuations in our stock price;

     - adverse changes in the ratings assigned to our trade credit and debt instruments;

     - increased interest rates and the condition of the capital markets;

     - the direct or indirect effects on our business resulting from terrorist incidents or acts of war;

     - political developments in foreign countries;


     - changes in our inventory levels and carrying costs;


     - changes in the cost or availability of third-party vessels, pipelines and other means of transporting feedstocks and products;

     - changes in fuel and utility costs for our facilities;

     - disruptions due to equipment interruption or failure at our or third-party terminals;

     - execution of planned capital projects;

     - state and federal environmental, economic, safety and other policies and regulations, any changes therein, and any legal or regulatory delays or other factors beyond our control;

     - adverse rulings, judgments, or settlements in litigation or other legal or tax matters, including unexpected environmental remediation costs in excess of any reserves;

     - actions of customers and competitors;

     - weather conditions affecting our operations or the areas in which our products are marketed; and

     - earthquakes or other natural disasters affecting operations.

     Many of these factors are described in greater detail in our filings with the SEC. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. We undertake no obligation to update any information contained in this prospectus or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this prospectus.

                                  RISK FACTORS

     THE SECURITIES OFFERED BY THIS PROSPECTUS MAY INVOLVE A HIGH DEGREE OF RISK. WE URGE YOU TO CAREFULLY REVIEW AND CONSIDER THE INFORMATION UNDER THE HEADING "RISK FACTORS" OR "RISK FACTORS AND INVESTMENT CONSIDERATIONS" IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN OUR SEC FILINGS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT.


     SINCE ARTHUR ANDERSEN LLP ACTED AS THE INDEPENDENT AUDITOR OF THE GOLDEN EAGLE REFINING AND MARKETING ASSETS BUSINESS, YOUR ABILITY TO SEEK POTENTIAL RECOVERIES FROM THEM RELATED TO THEIR WORK WILL BE LIMITED.



     The financial statements as of December 31, 2001 and 2000 and for the year ended December 31, 2001 and the four month period ended December 31, 2000 of the Golden Eagle Refining and Marketing Assets Business incorporated herein by reference were audited by Arthur Andersen LLP. After reasonable efforts, we have not been able to obtain Arthur Andersen LLP's consent to the incorporation by reference of its audit report dated February 14, 2002 (Note 16 is dated February 20, 2002) into the registration statement of which this prospectus is a part. However, Rule 437a under the Securities Act of 1933, as amended, permits us to file the registration statement of which this prospectus is a part without Arthur Andersen LLP's written consent. Accordingly, investors will not be able to sue Arthur Andersen LLP pursuant to Section 11(a)(4) of the Securities Act of 1933, and any recovery under that section you may have may be limited as a result of the lack of Arthur Andersen LLP's consent.


                                USE OF PROCEEDS


     Unless otherwise specified in a prospectus supplement, the net proceeds that we receive from the sale of the securities will be used to finance acquisitions, repay or refinance certain existing indebtedness and for general corporate purposes. We may invest funds not required immediately for those purposes in marketable securities and short-term investments.


     We will not receive any proceeds from a sale of securities by selling securityholders.

          RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED
            FIXED CHARGES PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS

     We have computed the following ratios for each of the following periods on a consolidated basis. We urge you to read the ratios in conjunction with our consolidated financial statements and the notes to those financial statements that are incorporated by reference in this prospectus.


                                                                             THREE MONTHS
                                           YEARS ENDED DECEMBER 31,             ENDED
                                     -------------------------------------    MARCH 31,
                                     1997    1998    1999    2000    2001        2002
                                     -----   -----   -----   -----   -----   ------------
Ratio of Earnings to Fixed
  Charges.........................    1.14x   1.28x   1.83x   3.31x   2.89x         *
Ratio of Earnings to Combined
  Fixed Charges Plus Preferred
  Stock Dividend Requirements.....    1.14x   1.05x   1.40x   2.40x   2.55x         *


---------------


* For the three months ended March 31, 2002, fixed charges exceeded earnings by $93.8 million.



     For purposes of computing these ratios, "earnings" consist of pretax income from continuing operations plus fixed charges (excluding capitalized interest). "Fixed charges" represent interest incurred (whether expensed or capitalized) and financing costs, amortization of debt expense and that portion of rental expense on operating leases deemed to be the equivalent of interest. "Preferred Stock Dividend Requirements" represent the amount of pretax earnings required to pay dividends on preferred stock.

                         DESCRIPTION OF DEBT SECURITIES

     We will issue our debt securities under a senior indenture or a subordinated indenture among us, as issuer, any of our subsidiaries, as subsidiary guarantors, and a trustee to be named in the applicable prospectus supplement. The debt securities will be governed by the provisions of the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). We, the subsidiary guarantors and the trustee may enter into supplements to the indenture from time to time. If we decide to issue subordinated debt securities, we will issue them under a separate indenture containing subordination provisions.

     This description is a summary of the material provisions of the debt securities and the indentures. The form of senior debt securities indenture and form of subordinated debt securities indenture are filed with the SEC as exhibits to the registration statement of which this prospectus forms a part. In connection with an offering of our debt securities, we will file the definitive indenture and, if applicable, a supplemental indenture relating to each series of debt securities as an exhibit to the registration statement of which this prospectus forms a part (or as an exhibit to a Current Report on Form 8-K or other SEC filing) before we sell those debt securities. No indenture will be restated in its entirety in a prospectus supplement. We urge you to read that indenture and, if applicable, indenture supplement, because they, and not this description, will control the rights of holders of the applicable debt securities. References in this prospectus to an "indenture" refer to the particular indenture under which we issue a series of debt securities.

     In this section, the words "Company", "our", "we" and "us" refer only to Tesoro Petroleum Corporation, the issuer of the debt securities, and not our subsidiaries. Capitalized terms used in but not defined in this "Description of Debt Securities" will have the meanings specified in the applicable indenture, and any related supplemental indenture, and in an applicable prospectus supplement.

GENERAL

     The debt securities will be:

     - senior debt securities; or

     - subordinated debt securities.

     Any series of debt securities that we issue:

     - will be our general obligations;

     - will be general obligations of our subsidiaries that execute subsidiary guarantees; and

     - may be subordinated to our Senior Indebtedness.

     The indentures do not limit the total amount of debt securities that we may issue. We may issue debt securities under an indenture from time to time in separate series, up to the aggregate amount authorized for each such series.

     We will prepare a prospectus supplement and either a supplemental indenture or resolution of our board of directors and accompanying officers' certificate relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

     - the form and title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities;

     - the aggregate principal amount of the debt securities being issued and any limit on the aggregate principal amount that may be issued thereafter;

     - the date or dates on or during which the debt securities may be issued;

     - the date or dates on which the principal of and premium, if any, on the debt securities will be payable;

     - the rate or rates (fixed or variable) at which the debt securities shall bear interest, if any, and the date or dates from which the interest will accrue;

     - the dates on which interest, if any, will be payable and the record dates for the interest payment dates;

     - the place or places where the principal of and premium, if any, and interest, if any, on the debt securities of the series will be payable;

     - the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which, we may have the option to redeem the debt securities;

     - any optional or mandatory redemption or repurchase or any sinking fund or analogous provisions;

     - whether the debt securities will be defeasible;

     - if other than denominations of $1,000 and integral multiples thereof, the denominations in which the debt securities of the series will be issuable;

     - if other than the principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of the acceleration of the maturity thereof in accordance with the provisions of the applicable indenture;

     - whether payment of the principal of and premium, if any, and interest, if any, on the debt securities will be without deduction for taxes, assessments, or governmental charges paid by the holders;

     - the currency or currencies, or currency unit or currency units, in which the principal of and premium, if any, and interest, if any, on the debt securities will be denominated, payable, redeemable or purchasable, as the case may be;

     - any changes to or additional Events of Default, covenants or subordination provisions;

     - whether the debt securities will be convertible or exchangeable and, if so, upon what terms, and other provisions regarding the convertability or exchangeability of the debt securities;

     - whether the debt securities of the series will be issued as a global certificate or certificates and, in that case, the identity of the depositary for that series;

     - whether the debt securities of such series will be entitled to the benefit of any subsidiary guarantee provided in the indenture and, if so, changes, additions or other modifications to those provisions and which of our subsidiaries will guarantee those debt securities; and

     - any other terms of the debt securities.

     Unless otherwise indicated in any applicable prospectus supplement, the debt securities of any series will be issued only in fully registered form in denominations of $1,000 or any integral multiple thereof. The debt securities of a series may be issuable in the form of one or more global certificates, which will be denominated in an amount equal to all or a portion of the aggregate principal amount of those debt securities. See "-- Global Debt Securities".

     Each indenture will provide that the debt securities may be issued in one or more series, in each case as established from time to time in, or pursuant to authority granted by, a resolution of our board of directors or as established in one or more indentures supplemental to such indenture. To the extent specified in an applicable prospectus supplement, all debt securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

     Subject to the terms of the applicable indenture and the limitations applicable to global debt securities, debt securities may be transferred or exchanged at the corporate trust office of the applicable trustee or at any other office or agency we maintain for that purpose, without the payment of any service charge except for any tax or governmental charge.

GLOBAL DEBT SECURITIES

     The debt securities of any series may be issued, in whole or in part, in the form of one or more global certificates that will be deposited with the depositary identified in the applicable prospectus supplement.

     No global debt security may be exchanged in whole or in part for the debt securities registered in the name of any person other than the depositary for that global debt security or any nominee of that depositary unless:

     - the depositary is unwilling or unable to continue as depositary;

     - we, at any time and in our sole discretion, determine that the debt securities issued in the form of one more global certificates shall no longer be represented by such global certificate or certificates;

     - an Event of Default has occurred and is continuing; or

     - as otherwise provided in the applicable prospectus supplement.

     Unless otherwise stated in any applicable prospectus supplement, The Depository Trust Company ("DTC") will act as depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be affected only through, records maintained by DTC and its participants.

PAYMENT

     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name that debt security is registered at the close of business on the regular record date for that interest payment.

     Unless otherwise indicated in the applicable prospectus supplement, principal of, and interest and any premium on, our debt securities will be paid at designated places. However, at our option, payment may be made by check mailed to the persons in whose names our debt securities are registered on days specified in the applicable indenture or any prospectus supplement.

ORIGINAL ISSUE DISCOUNT

     One or more series of debt securities offered by this prospectus may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The federal income tax consequences and special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement.

SUBSIDIARY GUARANTEES

     Our payment obligations under any series of the debt securities may be jointly and severally guaranteed by one or more of our subsidiaries. If a series of debt securities are so guaranteed by any of our subsidiaries, such subsidiaries will execute a notation of guarantee as further evidence of their guarantee. Each indenture provides the terms of any guarantee by our subsidiaries, and the applicable prospectus supplement will describe any changes, additions or modifications to those terms and will identify our subsidiaries that will guarantee those debt securities.

     The obligations of each subsidiary under its subsidiary guarantee will be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other subsidiary guarantor in respect to its obligations under its subsidiary guarantee.

     Each indenture will provide for the release of a subsidiary from a subsidiary guarantee and may restrict the consolidation or merger with or into a subsidiary guarantor, as set forth in a related prospectus supplement and the applicable indenture, and applicable related supplemental indenture.

     If a series of debt securities is guaranteed by our subsidiaries and is designated as subordinate to our Senior Indebtedness, then the guarantee by such subsidiaries will be subordinated to the Senior Indebtedness of such subsidiaries to substantially the same effect as the series is subordinated to our Senior Indebtedness. See "-- Subordination".

MERGER OR CONSOLIDATION

     Each indenture provides that we may not consolidate with or merge with or into or wind up into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

     - the corporation formed by the consolidation or into which we are merged or the person that acquires by conveyance or transfer, or that leases our properties and assets substantially as an entirety (the "successor corporation") is a corporation organized and existing under the laws of the United States or any State or territory thereof or the District of Columbia and expressly assumes by a supplemental indenture the due and punctual payment of the principal of, and premium, if any, and interest on, all our debt securities issued under the applicable indenture, and related supplemental indenture, and the performance of every covenant in the applicable indenture, and related supplemental indenture, on our part to be performed or observed;

     - immediately after giving effect to such transaction, no Event of Default under the applicable indenture, and related supplemental indenture, and no event that, after notice or lapse of time, or both, would become an Event of Default, has happened and is continuing; and

     - any other conditions as may be specified in the applicable prospectus supplement are satisfied.

COVENANTS

     The additional covenants, if any, applicable to us and our subsidiaries and relating to any series of debt securities will be described in the prospectus supplement relating to that series. If any of these covenants is described, the prospectus supplement also will state whether the "covenant defeasance" provisions described below also apply.

EVENTS OF DEFAULT

     Unless otherwise specified in a supplemental indenture (see
"-- Modification and Waiver") or otherwise specified in the applicable prospectus supplement, each of the following events will be an Event of Default under an indenture with respect to a series of debt securities:

     - failure to pay any interest on any debt security of the series when due, continued for 30 days;

     - failure to pay principal of (or premium, if any, on) any debt security of the series when due;

     - failure to perform or comply with any covenant contained in the debt securities of the series or in the applicable indenture or related supplemental indenture, continued for 60 days after written notice as provided in the indenture (other than a default otherwise specifically dealt with in the applicable indenture or in any supplemental indenture);

     - failure to deposit a sinking fund or any other such analogous required payment, if any, when and as due by the terms of a debt security of the series;

     - if the debt security is guaranteed by any one of our subsidiaries, except as permitted by the applicable indenture or related supplemental indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, shall deny or disaffirm its obligations under its subsidiary guarantee (other than by reason of the termination of the indenture or the release of any subsidiary guarantee in accordance with the indenture);

     - certain events in bankruptcy, insolvency or reorganization affecting us; and

     - any other event indicated as an Event of Default in any applicable supplemental indenture and prospectus supplement relating to the debt securities of that series.

     If an Event of Default with respect to debt securities of any series occurs and is continuing, then the applicable trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may accelerate the maturity of all debt securities of that series; provided, however, that after such acceleration, but before a judgment or decree has been issued based on acceleration, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the applicable indenture.

     A default under the third bullet point above will not constitute an Event of Default until the applicable trustee or the holders of 25% in principal amount of the outstanding debt securities of that series notify us of the default and such default is not cured or waived within 60 days after receipt of notice. The holders of a majority in principal amount of the outstanding debt securities of a series may waive all past due defaults with respect to such series, except with respect to nonpayment of principal, premium or interest or sinking fund installment or analogous obligation with respect to the debt securities of such series or in respect to a covenant or provision which pursuant to the terms of an indenture cannot be modified or amended without the consent of the holders of each outstanding debt security or such series affected.

     No holder of any debt security will have any right to institute any proceeding with respect to the applicable indenture or for any remedy thereunder, unless that holder shall have previously given to the trustee thereunder written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and the trustee shall have failed to institute such proceeding within 60 days. However, that limitation does not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of (and premium, if any) or interest, if any, on such debt security on or after the respective due dates expressed in such debt security.

     Subject to provisions in each indenture relating to its duties in case an Event of Default shall have occurred and be continuing, no trustee will be under an obligation to exercise any of its rights or powers under that indenture at the request or direction of any holders of debt securities then outstanding under that indenture, unless the holders shall have offered to the applicable trustee reasonable indemnity. Subject to the provisions in each indenture for the indemnification of the applicable trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on the trustee.

     Each indenture provides that the applicable trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults on those debt securities, if it considers such withholding to be in the interest of the holders of that series of debt securities.

     We will be required to furnish to each trustee annually a certificate as to our performance of certain of our obligations under the applicable indenture and as to any default in performance.

DISCHARGE, LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The applicable indenture with respect to the debt securities of any series may be discharged, subject to the terms and conditions as specified in the applicable prospectus supplement when either:

     - all debt securities, with the exceptions provided for in the indenture, of that series have been delivered to the applicable trustee for cancellation;

     - all debt securities of that series not theretofore delivered to the applicable trustee for cancellation:

      - have become due and payable;

      - will become due and payable at their stated maturity within one year; or

      - are to be called for redemption within one year; or

     - certain events or conditions occur as specified in the applicable prospectus supplement.

     If provision is made for the defeasance of debt securities of a series, and if the debt securities of that series are registered securities and denominated and payable only in U.S. dollars, then the provisions of each indenture relating to defeasance will be applicable except as otherwise specified in the applicable prospectus supplement for debt securities of that series. Defeasance provisions, if any, for debt securities denominated in a foreign currency or currencies may be specified in the applicable prospectus supplement.

     At our option, either:

     - we will be deemed to have been discharged from our obligations with respect to debt securities of any series, i.e. the "legal defeasance option"; or

     - we will cease to be under any obligation to comply with certain provisions of the applicable indenture with respect to certain covenants, if any, specified in the applicable prospectus supplement with respect to debt securities of any series, i.e. the "covenant defeasance option", at any time after the conditions set forth in the applicable prospectus supplement have been satisfied.

     In addition, each series of debt securities may provide additional or different terms or conditions for the discharge or defeasance of some or all of our obligations as may be specified in the applicable prospectus supplement.

SUBORDINATION

     Debt securities of a series may be subordinated to our "Senior Indebtedness", which we define generally as money borrowed, including guarantees, by us or, if applicable to any series of outstanding debt securities, by the subsidiary guarantors, that are not expressly subordinate or junior in right of payment to any of our or any subsidiary guarantor's other indebtedness. However, Senior Indebtedness will not include certain of our or any subsidiary guarantor's indebtedness for money borrowed or owing to a subsidiary guarantor or indebtedness any subsidiary guarantor owes to us. Additionally, with respect to each indenture, Senior Indebtedness will not include the debt securities issued under that indenture. Subordinated debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the indenture, and related supplemental indenture, and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness and that of any subsidiary guarantor that is designated as "Senior Indebtedness" with respect to the series.

     Upon any distribution to our creditors in a liquidation, dissolution or reorganization of us, the payment of the principal of and premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Indebtedness. Unless otherwise indicated in a prospectus supplement, if, notwithstanding the foregoing, any payment by us described in the previous sentence is received by the trustee under the Subordinated Indenture or the holders of any of the debt securities issued under the Subordinated Indenture before all Senior Indebtedness is paid in full, that payment or distribution will be paid over to the holders of Senior Indebtedness or on their behalf for application to the payment of all Senior Indebtedness remaining unpaid until all Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness. After all Senior Indebtedness is paid in full and until the subordinated debt securities are paid in full, the applicable holders of the subordinated debt securities will be subrogated to the rights of holders of Senior

Indebtedness to the extent that distributions otherwise payable to holders of the subordinated debt securities have been applied to the payment of Senior Indebtedness. By reason of subordination, if a distribution of assets upon insolvency occurs, certain of our general creditors will recover more, ratably, than holders of the subordinated debt securities. Except as provided in a prospectus supplement, no payment of principal and premium, if any, or interest may be made on subordinated debt securities unless full payment of amounts then due for principal, premium, if any, sinking funds and interest on Senior Indebtedness has been made or duly provided for. However, in each of the preceding circumstances, our obligation to make payment of the principal of and premium, if any, and interest on the subordinated debt securities will not otherwise be affected. In addition, the prospectus supplement for each series of subordinated debt securities may provide that payments on account of principal, premium, if any, or interest in respect of such debt securities may be delayed or not paid under the circumstances and for the periods specified in that prospectus supplement.

MODIFICATION AND WAIVER

     Without prior notice to or consent of any holders, we and the applicable trustee, at any time and from time to time, may modify the applicable indenture for any of the following purposes:

     - to evidence the succession of another corporation to our rights and the assumption by that successor of our covenants and obligations under the applicable indenture and under our debt securities issued thereunder in accordance with the terms of the applicable indenture;

     - to add to our covenants for the benefit of the holders of all or any series of our debt securities and, if those covenants are to be for the benefit of less than all series, that those covenants are expressly being included solely for the benefit of that series, or to surrender any of our rights or powers under the applicable indenture;

     - to add any additional Events of Default, and if those Events of Default are to be applicable to less than all series, stating that those Events of Default are expressly being included solely to be applicable to that series;

     - to change or eliminate any of the provisions of the applicable indenture, provided that any such change or elimination will become effective only when there is no outstanding debt security issued thereunder of any series created prior to such modification that is entitled to the benefit of such provision and as to which such modification would apply;

     - to secure the debt securities issued thereunder or to provide that any of our obligations under the debt securities or the applicable indenture shall be guaranteed and the terms and conditions for the release or substitution of the security on guarantee;

     - to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that any such action will not adversely affect the interests of the holders of debt securities of that series or any other series of debt securities issued under the applicable indenture in any material respect;

     - to establish the form or terms of debt securities as permitted by the applicable indenture;

     - to evidence and provide for the acceptance of appointment thereunder by a successor trustee with respect to one or more series of debt securities and to add to or change any of the provisions of the applicable indenture as is necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

     - to cure any ambiguity, to correct or supplement any provision in the applicable indenture that may be defective or inconsistent with any other provision therein, to eliminate any conflict between the terms of the applicable indenture and the debt securities issued thereunder and the TIA or to make any other provisions with respect to matters or questions arising under the applicable indenture that will not be inconsistent with any provision of the applicable indenture; provided those other provisions do not adversely affect the interests of the holders of our outstanding debt securities of any series created thereunder prior to such modification in any material respect; or

     - regarding the Subordinated Indenture only, to make any changes to terminate or limit the subordination benefits available to any holder of Senior Indebtedness.

     We and the applicable trustee will be permitted to make modifications and amendments of an indenture with the consent of the holders of a majority in aggregate principal amount of each series of outstanding debt securities issued under that indenture which are affected by modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each debt security of each series affected:

     - change the stated maturity of the principal of, or any installment of interest on, any debt security;

     - reduce the principal amount, or interest on, any debt security or the premium payable upon redemption thereof;

     - change the currency or currencies of payment of principal of (or premium, if any, on), or interest on, any debt security;

     - reduce the amount of the principal of a debt security that is issued with original issue discount which would be due and payable upon acceleration of the maturity of such debt security;

     - reduce the amount, or postpone the date fixed for, any payment under any sinking fund or analogous provision for a debt security;

     - impair the right to institute suit for the enforcement of any payment on or after the stated maturity date or redemption date, as applicable, with respect to any debt security;

     - adversely affect the right to convert any debt security into shares of our common stock as may be provided in any prospectus supplement and related supplemental indenture;

     - reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture;

     - reduce the percentage of aggregate principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults and their consequences;

     - modify any provisions of the indenture relating to the modification and amendment provisions of the applicable indenture which cannot be modified or amended without the consent of each holder of an affected debt security or the waiver of past defaults, except modifications and amendments to the applicable indenture that make such provisions more restrictive; or

     - regarding the Subordinated Indenture only, modify any provisions relating to debt securities in a manner adverse to its holders.

     The holders of a majority in principal amount of the outstanding debt securities of a series may waive our compliance with certain restrictive provisions of the applicable indenture. The holders of a majority in principal amount of the outstanding debt securities of a series may waive any past default under the applicable indenture with respect to such series, except with respect to the nonpayment of principal, premium or interest, or sinking fund installment or analogous obligation with respect to the debt securities of such series.

     In no event may any modification make any change that adversely affects the subordination rights of any holder of outstanding Senior Indebtedness unless that holder, or its authorized representative, consents to the modification.

     A modification that changes or eliminates any covenant or other provision of the applicable indenture with respect to one or more particular series of debt securities, or that modifies the rights of the holders of debt securities of that series with respect to that covenant or other provision, will be deemed not to affect the rights under the applicable indenture of the holders of debt securities of any other series.

THE TRUSTEE

     The indentures will provide that, except during the continuance of an Event of Default, the applicable trustee will perform only those duties specifically set forth in the applicable indenture. During the existence of an Event of Default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of that person's own affairs.

     The indentures and the provisions of the TIA incorporated by reference in the indentures will limit the rights of each of the trustees, if it becomes our creditor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any claim as security or otherwise. Each of the trustees is permitted to engage in other transactions with us or any affiliate; provided, however, that if a trustee acquires any conflicting interest (as defined in the applicable indenture or in the TIA), it must eliminate any conflict or resign.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES OR STOCKHOLDERS

     None of our directors, officers, members, managers, employees or stockholders, or directors, officers, members, managers, employees or stockholders of our affiliates, shall have any personal liability in respect of our obligations under any of the indentures or the debt securities by reason of his, her or its status as a director, officer, member, manager, employee, or stockholder.

APPLICABLE LAW

     The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

                         DESCRIPTION OF PREFERRED STOCK

     In this section, the words "Company", "our", "we" and "us" refer only to Tesoro Petroleum Corporation, the issuer of the preferred stock, and not our subsidiaries.

     The following describes general terms of preferred stock to which any prospectus supplement may relate. The specific terms of a particular series of preferred stock will be described in the prospectus supplement relating to that series. The description of the terms of the particular series of preferred stock set forth in the related prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the certificate of designations relating to the particular series of preferred stock, which will be filed as an exhibit to the registration statement of which this prospectus forms a part (or as an exhibit to a Current Report on Form 8-K or other SEC filing) before we issue any preferred stock.


     Our board of directors, without any further action by our stockholders, is authorized to issue up to 5,000,000 shares of preferred stock, no par value, and to divide the preferred stock into one or more series. Our board of directors also is authorized to fix by resolution or resolutions any of the designations, powers, preferences and rights, and the qualifications, limitations, or restrictions, of the shares of each series, including, but not limited to, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences, and the number of shares constituting each series. As of June 30, 2002, we had no shares of preferred stock outstanding. The issuance of preferred stock may have the effect of delaying, deterring, or preventing a change in control of Tesoro Petroleum Corporation. The preferred stock will be fully paid and nonassessable upon issuance against full payment of the purchase price for that stock.


     The designations, powers, preferences and rights, and the qualifications, limitations, or restrictions of the preferred stock of each series will be fixed by the certificate of designations relating to that series. The prospectus supplement relating to each series will specify the terms of the preferred stock as follows:

     - the maximum number of shares to constitute that series and the distinctive designation of that series;

     - the annual dividend rate, if any, on shares of that series, whether the rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate, whether dividends will be cumulative and whether the dividends will be payable solely in cash or may be paid in additional shares of preferred stock;

     - the price at which, and the terms and conditions on which, the shares of that series may be redeemed, including the time during which shares of that series may be redeemed and any accumulated dividends thereon that the holders of shares of that series shall be entitled to receive upon the redemption thereof;

     - the liquidation preference, if any, and any accumulated dividends thereon, that the holders of shares of that series shall be entitled to receive upon the liquidation, dissolution, or winding up of our affairs;

     - whether or not the shares of that series will be subject to operation of a retirement or sinking fund, and, if so, the extent and manner in which any fund shall be applied to the purchase or redemption of the shares of that series for retirement or for other corporate purposes, and the terms and provisions relating to the operation of that fund;

     - the terms and conditions, if any, on which the shares of that series shall be convertible into, or exchangeable for, debt securities, shares of any other class or classes of our capital stock, or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange, whether the conversion or exchange will be mandatory and the method, if any, of adjusting the conversion or exchange and any other applicable provisions;

     - the voting rights, if any, on the shares of that series; and

     - any or all other preferences and relative, participating, operational, or other special rights, qualifications, limitations, or restrictions on that series of preferred stock.

     Any applicable prospectus supplement generally will describe the federal income tax consequences and special considerations applicable to any series of preferred stock.

                          DESCRIPTION OF COMMON STOCK

     In this section, the words "Company", "our", "we" and "us" refer only to Tesoro Petroleum Corporation, the issuer of the common stock, and not our subsidiaries.


     We are currently authorized by our certificate of incorporation, as amended, to issue up to 100,000,000 shares of common stock, par value $0.16 2/3 per share. Our common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "TSO". The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably any dividends as may be declared by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution, or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. There are no redemption provisions with respect to any shares of common stock. All of the outstanding shares of common stock are, and any common stock offered by an applicable prospectus supplement will be, upon issuance against full payment of the related purchase price, fully paid and nonassessable. We currently do not pay dividends on our common stock and our senior secured credit facility and our indentures contain covenants limiting our ability to pay dividends. As of June 30, 2002, 64,609,232 shares of our common stock were issued and outstanding.


     The transfer agent and registrar for our common stock is Mellon Investor Services LLC.

            CERTAIN ANTI-TAKEOVER CONSIDERATIONS; CHANGE OF CONTROL

     Certain provisions of the Delaware General Corporation Law (the "Delaware Law") may be considered to have an anti-takeover effect. Section 203 of the Delaware Law prohibits a corporation from engaging in a "business combination" (as hereinafter defined) with an "interested stockholder" (defined generally to mean a person who, together with his affiliates, owns, or if the person is an affiliate of the corporation did own within the last three years, 15% or more of the outstanding voting stock of the corporation) for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

     - prior to the date of the business combination, the board of directors of the corporation approved the business combination or the transaction in which the stockholder became an interested stockholder;

     - as a result of the business combination, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

     - on or subsequent to the date of the business combination, the board of directors and the holders of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder approve the business combination.

     The Delaware Law defines a "business combination" generally as:

     - a merger or consolidation with the interested stockholder or with any other corporation if the merger or consolidation is caused by the interested stockholder;

     - a sale or other disposition to or with an interested stockholder of assets with an aggregate market value greater than or equal to 10% or more of either the aggregate market value of all assets of the corporation or the aggregate market value of all of the outstanding stock of the corporation;

     - with certain exceptions, any transaction resulting in the issuance or transfer by the corporation or any majority-owned subsidiary of any stock of the corporation or such subsidiary to the interested stockholder;

     - any transaction involving the corporation or a majority-owned subsidiary that has the effect of increasing the proportionate share of the stock of the corporation or any such subsidiary owned by the interested stockholder; or

     - any receipt by the interested stockholder of the benefit of any loans or other financial benefits provided by the corporation or any majority-owned subsidiary.

     The Delaware Law permits a corporation to elect not to be governed by
Section 203. We have not made such an election.

     Our Restated Certificate of Incorporation contains provisions that require a higher percentage of stockholders' votes to approve an "interested combination" (as defined below) than would otherwise be required by Delaware Law. Pursuant to these provisions, an "involved stockholder" is defined generally to mean any person, who at the record date for the determination of stockholders entitled to vote thereon or consent thereto, or at any time within the preceding twelve months has been, the beneficial owner of 10% or more of the outstanding shares of our stock entitled to vote-in elections of directors. The holders of not less than 80% of the outstanding shares of our capital stock entitled to vote in the election of directors must approve the "interested combination" with an "involved stockholder." The term "interested combination" is defined generally to include any of the following transactions in which an "involved stockholder" is involved:

     - a merger or consolidation;

     - sale or other disposition of all or substantially all the assets, or any part of such assets having a then fair market value equal to or greater than 50% of the then fair market value of our total assets; and

     - the issuance or transfer by us of any of our voting securities in exchange or payment for the securities or assets of the "involved stockholder".

     The special stockholder voting requirement is not applicable to an "interested combination" involving an "involved stockholder" if our board of directors by resolution shall have approved a memorandum of understanding with such other person setting forth the principal terms of such transaction and such transaction is substantially consistent therewith, provided that a majority of those members of our board of directors voting in favor of such resolution were duly elected and acting members of our board of directors prior to the time such "involved stockholder" became the beneficial owner of 10% or more of the outstanding shares of our capital stock entitled to vote in elections of directors.

     In addition, our Restated Certificate of Incorporation and Bylaws contain a number of provisions which may be deemed to have the effect of discouraging or delaying attempts to gain control of the Company, including:

     - authorizing directors to fill vacancies on our board of directors that occur between annual meetings;

     - restricting the persons who may call a special meeting of stockholders;

     - authorizing the issuance of preferred stock;

     - requiring advanced notice for stockholder proposals;

     - requiring the board of directors to fix a record date prior to conducting a consent solicitation; and

     - our lack of cumulative voting rights to elect our board of directors.

     Under certain circumstances, Section 203 of the Delaware Law and our Restated Certificate of Incorporation and Bylaws may make it more difficult for a person who would be an "interested stockholder" or "involved stockholder" to effect various business combinations with us. It is anticipated that the provisions of Section 203 of the Delaware Law and our Restated Certificate of Incorporation and Bylaws may encourage companies interested in acquiring us to negotiate in advance with our board of directors. Notwithstanding the foregoing,
Section 203 of the Delaware Law and our Restated Certificate of Incorporation and Bylaws could result in:

     - the Company being less attractive to a potential acquiror; and

     - our stockholders receiving less for their shares of common stock or preferred stock than otherwise might be available in the event of a take-over attempt.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

     In this section, the words "Company", "our", "we" and "us" refer only to Tesoro Petroleum Corporation, the issuer of the depositary shares, and not our subsidiaries.

     The following summary and the summary in any prospectus supplement of the terms and provisions of the depositary shares and depositary receipts do not purport to be complete and are subject to and qualified in their entirety by reference to the applicable deposit agreement. The following describes general terms and provisions of the depositary shares and depositary receipts to which any prospectus supplement may relate. Other terms (which may differ from the terms described below) will be described in the applicable prospectus supplement and the depositary shares and depositary receipts will be governed by the applicable deposit agreement. In connection with an offering of depositary shares, we will file the form of deposit agreement, including the form of depositary receipt, as an exhibit to the registration statement of which this prospectus forms a part (or as an exhibit to a Current Report on Form 8-K or other SEC filing). No deposit agreement will be restated in its entirety in a prospectus supplement. We urge you to read the more detailed provisions of the deposit agreement and the depositary receipt because they, and not this description, will control the rights of holders of depositary shares and depositary receipts.

     We may, at our option, elect to offer fractional interests in shares of preferred stock, rather than full shares of preferred stock. If that option is exercised, we will issue to the public receipts for depositary shares, each of which will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock as described below.

     The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (a "depositary"). Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all the rights and preferences of the preferred stock underlying the depositary share (including dividend, voting, redemption, conversion and liquidation rights).

     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement ("depositary receipts"). Depositary receipts will be distributed to those persons purchasing the fractional interests in shares of preferred stock in accordance with the terms of the applicable offering.

     The depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will then be prepared without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense. In addition, subject to the terms of the deposit agreement, holders of depositary shares will be entitled to withdraw and receive, upon surrender of depositary receipts, certificates evidencing the fractional number of shares of preferred stock (but only whole shares thereof) represented by the depositary receipts. We will not issue partial shares.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to preferred stock in proportion to the number of depositary shares owned by the holders. The depositary will distribute only the amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any remaining fractional balance will be held by the depositary (without liability for interest) and will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

     If a distribution is made other than in cash, the depositary will distribute property received by it to the appropriate record holders of depositary shares, in proportion to the number of depositary shares owned by the holders, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt a method it deems equitable and practicable to complete the distribution, including the sale of the property and distribution of the net proceeds from the sale to the holders.

REDEMPTION OR REPURCHASE OF DEPOSITARY SHARES

     If a series of preferred stock represented by depositary shares is subject to redemption or repurchase, the depositary shares will be redeemed or repurchased from the proceeds received by the depositary resulting from the redemption or repurchase, in whole or in part, of that series of preferred stock held by the depositary. The redemption or repurchase price per depositary share will be equal to the applicable fraction of the redemption or repurchase price per share payable with respect to that series of the preferred stock. Whenever we redeem or repurchase shares of preferred stock held by the depositary, the depositary will redeem or repurchase as of the same redemption or repurchase date the number of depositary shares representing the shares of preferred stock so redeemed or repurchased. If fewer than all the depositary shares are to be redeemed or repurchased, the depositary shares to be redeemed or repurchased will be selected by lot or pro rata or by any other equitable method as the depositary may determine.

CONVERSION OF DEPOSITARY SHARES

     The depositary shares, as such, are not convertible into shares of our common stock or any other of our securities or property. Nevertheless, if so provided in the applicable prospectus supplement, holders may surrender their depositary receipts to the depositary with written instructions to the depositary to instruct us to convert the preferred stock represented by the depositary shares evidenced by those depositary receipts into whole shares of common stock. Upon receipt of instructions and any amounts payable in respect of the conversion, we will cause the delivery of:

     - a certificate or certificates evidencing the number of whole shares of common stock into which the preferred stock represented by the depositary shares evidenced by the depositary receipt or depositary receipts has or have been converted; and

     - any money or other property to which the holder is entitled.

     If the depositary shares represented by a depositary receipt are to be converted in part only, a new depositary receipt or depositary receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if any conversion would otherwise result in a fractional share being issued we will pay, an amount in cash equal to the value of the fractional interest based on the closing price of the common stock on the last business day prior to the conversion.

VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder's depositary shares. The depositary will vote, as is reasonably practicable, the amount of the preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action which the depositary deems necessary to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock represented by depositary shares to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless that amendment has been approved by the holders of at least a majority of the depositary shares then outstanding under the deposit agreement. Each deposit agreement will provide that at the time any amendment becomes effective, each holder of depositary shares that continues to hold the depositary shares will be deemed to have consented to the amendment and will be bound thereby. A deposit agreement may be terminated by us or the depositary only if:

     - all outstanding depositary shares relating to that agreement have been redeemed; or

     - there has been a final distribution in respect of the preferred stock underlying the depositary shares in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of any depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares and any redemption or conversion of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the relevant deposit agreement to be for their accounts.

MISCELLANEOUS

     The depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

     Neither any depositary nor we will assume any obligation or will be subject to any liability under a deposit agreement to holders of the depositary shares other than for its negligence or willful misconduct. Neither any depositary nor we will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under a deposit agreement. The depositary's and our obligations under a deposit agreement will be limited to performance in good faith of its duties under that agreement, and it will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and any depositary may rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed in good faith to be competent to give information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

RESIGNATION AND REMOVAL OF DEPOSITARY

     A depositary may resign at any time by delivering to us notice of its election to resign. We may at any time remove any depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of an appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS

     In this section, the words "Company", "our", "we" and "us" refer to Tesoro Petroleum Corporation, the issuer of the stock purchase contracts, and not our subsidiaries.

     The following summary, and the summary in any prospectus supplement of the terms and provisions of the stock purchase contracts, do not purport to be complete and are subject to, and qualified in, their entirety by reference to the applicable stock purchase contract agreement. The following describes general terms and provisions of the stock purchase contract agreement to which any prospectus supplement may relate. Other terms (which may differ from the terms described below) will be described in the applicable prospectus supplement. In connection with an offering of stock purchase contracts, we will file a stock purchase contract agreement as an exhibit to the registration statement of which this prospectus forms a part (or as an exhibit to a Current Report on Form 8-K or other SEC filing). No stock purchase contract agreement will be restated in its entirety in a prospectus supplement. We urge you to read the stock purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to the stock purchase contracts because they, and not this description, will control the rights of the holders of the stock purchase contracts.

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock or preferred stock at a future date or dates. The consideration per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contracts upon the occurrence of certain events. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

     The applicable prospectus supplement will describe the specific terms and other provisions of any stock purchase contracts, including any federal income tax consequences applicable to any stock purchase contracts.

                            DESCRIPTION OF WARRANTS

     In this section, the words "Company", "our", "we" and "us" refer only to Tesoro Petroleum Corporation, the issuer of the warrants, and not our subsidiaries.

     The following summary, and the summary in any prospectus supplement of the terms and provisions of the warrants, do not purport to be complete and are subject to and qualified in their entirety by reference to the applicable warrant agreements. The following describes general terms and provisions of the warrants to which any prospectus supplement may relate. Other terms, and the particular terms of a specific series of warrants, (which may differ from the terms described below) will be described in the applicable prospectus supplement relating to that series of warrants. In connection with an offering of any series of warrants, we will file either a debt warrant agreement or stock warrant agreement as an exhibit to the registration statement of which this prospectus forms a part (or as an exhibit to the Current Report on Form 8-K or other SEC filing). No warrant agreement will be restated in its entirety in a prospectus supplement. We urge you to read the applicable form of warrant agreement because it, and not this description, will control the rights of the holders of the stock purchase contracts.

     We may issue warrants to purchase debt securities, common stock or preferred stock (which may be represented by depositary shares). We may issue warrants independently or together with any other securities as units and may attach them to or separate them from other securities. We will issue any warrants under separate warrant agreements to be entered into between us and a warrant agent specified in any applicable prospectus supplement.

TERMS

     The warrant agent will act solely as our agent in connection with a series of warrants and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

     The warrants will be denominated in U.S. dollars or in such foreign currency, currency unit or composite currency as indicated in any applicable prospectus supplement. The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

     - the title of the warrants;

     - the aggregate number of the warrants;

     - the price or prices for which the warrants will be issued;

     - the currency, currency unit or composite currency in which the price for the warrants will be payable;

     - the designation, principal amount or number and terms of the debt securities, common stock or preferred stock purchasable upon exercise of the warrants, and procedures pursuant to which such numbers may be adjusted;

     - the designation and terms of the debt securities, common stock or preferred stock, if any, with which the warrants are issued and the number of warrants issued with each security;

     - the date, if any, on and after which the warrants and the related underlying security will be separately transferable;

     - the exercise price or prices at which the debt securities, common stock or preferred stock purchasable upon exercise of the warrants may be purchased, or provisions for determining the exercise price or prices, procedures pursuant to which the exercise price or prices may be adjusted, and (if not U.S. dollars) the foreign currency, currency unit or composite currency in which the exercise price or prices are denominated;

     - the date on which the right to exercise the warrants will commence and the date on which that right will expire;

     - any applicable anti-dilution provisions of the warrants;

     - any applicable redemption or call provisions;

     - whether the warrants will be issued in bearer, registered or global form;

     - the minimum or maximum amount of warrants that may be exercised at any one time;

     - information with respect to book-entry procedures, if any;

     - a discussion of certain U.S. federal income tax considerations; and

     - any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of the warrants.

     Until they exercise their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon exercise, and will not be entitled to:

     - receive payments of principal of (or premium, if any, on) or interest, if any, on any debt securities purchasable upon exercise;

     - receive dividend payments, if any, with respect to any underlying securities; or

     - exercise the voting rights of any common stock or preferred stock purchasable upon exercise.

EXERCISE OF WARRANTS

     Unless otherwise indicated in any applicable prospectus supplement, the warrants will be issued in registered form. Each warrant will entitle its holder to purchase for cash the principal amount or number of our securities at the exercise price set forth in, or determinable from, the applicable prospectus supplement relating to the warrants offered thereby. Warrants may be exercised as described in the applicable prospectus supplement at any time up to the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date (or any later expiration date, if we extend the expiration date), unexercised warrants will become void.

     Upon receipt of payment and of the certificate evidencing a warrant, properly completed and duly executed, at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by a surrendered warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

MODIFICATIONS

     We and the warrant agent may amend the warrant agreements and the terms of the warrants, without the consent of the holders of warrants:

     - to cure any ambiguity, defect or inconsistency;

     - to provide for the assumption of our obligations to holders of warrants in the case of a merger or consolidation or sale of all or substantially all of our assets;

     - to make any change that we deem necessary or desirable and that will not materially and adversely affect the interests of holders of outstanding warrants; or

     - to provide for a successor warrant agent.

     We and the warrant agent also may modify or amend certain other terms of the warrant agreements and the warrants with the consent of the holders of a majority in number of the then-outstanding unexercised warrants affected. However, no such modification or amendment may be made without the consent of the affected holders if the amendment would:

     - shorten the period of time during which the warrants may be exercised;

     - otherwise materially and adversely affect the exercise rights of the holders of the warrants; or

     - reduce the number of outstanding warrants.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     If at any time there occurs a merger of, consolidation of, or sale of substantially all of the assets of, Tesoro Petroleum Corporation, as a result of which securities underlying warrants are converted into the right to receive such securities or other property, then each outstanding warrant will thereafter only be exercisable for the kind and amount of such securities or other property receivable upon the consummation of that transaction by a holder of the number of securities underlying the warrant.

ENFORCEABILITY OF RIGHTS BY HOLDERS

     The warrant agent will act solely as our agent in connection with the issuance and exercise of any warrants. The warrant agent will have no duty or responsibility if we default in the performance of our obligations under the warrant agreements or the warrant certificates. Each holder of warrants may, without the consent of the warrant agent, enforce by appropriate legal action, on its own behalf, its right to exercise its warrants.

                              DESCRIPTION OF UNITS

     We may issue units comprised of any one or more of the following: debt securities, shares of preferred stock or common stock, depositary shares, stock purchase contracts, warrants or guarantees. The applicable prospectus supplement will describe the specific terms and other provisions of any units, including any federal income tax consequences applicable to any units.

                            SELLING SECURITYHOLDERS

     In addition to covering the offering of securities by us, this prospectus covers the offering for resale of securities by selling securityholders. The applicable prospectus supplement will set forth, with respect to each selling securityholder,

     - the name of the selling securityholder,

     - the nature of any position, office or other material relationship that the selling securityholder will have had within the prior three years with the Company or any of its predecessors or affiliates,

     - the type and amount of securities owned by the selling securityholder prior to the offering,

     - the type and amount of securities to be offered for the selling securityholder's account and

     - the amount and (if one percent or more) the percentage of securities to be owned by the selling securityholder after completion of the offering.

     The selling securityholders may include or consist of, from time to time, such underwriters or other persons with whom we may enter into standby arrangements from time to time as described under "Plan of Distribution".

                              PLAN OF DISTRIBUTION

DISTRIBUTION BY THE COMPANY

     We may offer or sell the securities:

     - through underwriters as named in the applicable prospectus supplement;

     - directly to investors or to other purchasers or through dealers or agents; or

     - through a combination of these two methods of sale.

     We may sell the securities as soon as practicable after effectiveness of the registration statement of which this prospectus is a part.

     A prospectus supplement will set forth the terms of the offering of the particular series of securities offered by that prospectus supplement, including:

     - the name or names of any underwriters or agents;

     - the initial public offering or purchase price of that series of securities;

     - any underwriting discounts, commissions, and other items constituting underwriters' compensation and any other discount, concessions, or commissions allowed or reallowed or paid by any underwriters to other dealers;

     - any commissions paid to any agents;

     - the net proceeds to us from the sales; and

     - any securities exchanges or markets on which the securities may be listed.

     Unless otherwise set forth in the prospectus supplement relating to a particular series of securities, the obligations of the underwriters to purchase a series of securities will be subject to certain conditions precedent and each of the underwriters with respect to a series of securities will be obligated to purchase all of the securities of the series allocated to it if any securities are purchased. Any initial public offering price and any discounts or concessions allowed, reallowed, or paid to dealers may be changed from time to time.

     The securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), in connection with the remarketed securities.

     We may offer and sell the securities directly or through agents designated by us from time to time. Unless otherwise indicated in the related prospectus supplement, each agent will be acting on a best efforts basis for the period of its appointment. Any agent participating in the distribution of securities may be deemed to be an "underwriter", as that term is defined in the Securities Act, of the securities offered and sold. The securities also may be sold to dealers at the applicable price to the public set forth in the prospectus supplement relating to that series of securities. The dealers may be deemed to be "underwriters" within the meaning of the Securities Act. Underwriters, dealers and agents may be entitled, under agreements we enter into with them, to our indemnification against certain civil liabilities, including liabilities under the Securities Act.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, us in the ordinary course of business.

     Other than the common stock, preferred stock and senior debt securities, all securities offered will be a new issue of securities with no established trading market. Any underwriter to whom we sell Securities for public offering and sale may make a market in those securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except that the common stock is listed for trading on the NYSE and the PCX. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the NYSE and the PCX, subject to official notice of issuance. No assurance can be given as to the liquidity of or the trading markets for any securities.

DISTRIBUTION BY SELLING SECURITYHOLDERS

     Selling securityholders may distribute securities from time to time in one or more transactions (which may involve block transactions) on the NYSE and the PCX, in the over-the-counter market, in transactions otherwise than on the NYSE and the PCX or in the over-to-counter market, or in a combination of any of these transactions. Selling securityholders may sell securities at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices. Selling securityholders may from time to time offer their securities through underwriters, brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from selling securityholders or the purchasers of the securities for whom they act as agent. From time to time selling securityholders may engage in short sales, short sales against the box, puts and calls and other transactions in securities of the Company, or derivatives thereof, and may sell and deliver their shares in connection therewith. In addition, selling securityholders may from time to time sell their securities in transactions permitted by Rule 144 under the Securities Act.

     As of the date of this prospectus, we have not engaged any underwriter, broker, dealer or agent in connection with any distribution of securities pursuant to this prospectus by selling securityholders. To the extent required, the type and amount of securities to be sold, the purchase price, the name of any applicable agent, broker, dealer or underwriter and any applicable commissions with respect to a particular offer will be set forth in the applicable prospectus supplement. The aggregate net proceeds to selling securityholders from the sale of their securities offered hereby will be the sale price of those shares, less any commissions and other expenses of issuance and distribution not borne by us.

     Selling securityholders and any brokers, dealers, agents or underwriters that participate with selling securityholders in a distribution of securities may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions and commissions received by such brokers, dealers, agents or underwriters and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     The applicable prospectus supplement will set forth the extent to which we will have agreed to bear fees and expenses of selling securityholders in connection with the registration of securities being offered hereby by them. We may, if so indicated in the applicable prospectus supplement, agree to indemnify selling securityholders against certain civil liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Our legal counsel, Fulbright & Jaworski L.L.P., will pass upon certain legal matters with respect to the validity of the securities unless otherwise specified in a prospectus supplement relating to particular securities.

                                    EXPERTS

     The financial statements incorporated in this prospectus by reference from the Annual Report on Form 10-K for the year ended December 31, 2001 of Tesoro Petroleum Corporation have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


     The combined financial statements of The North Dakota and Utah Refining and Marketing Business of BP Corporation North America Inc. as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, included in Amendment No. 1 to Tesoro Petroleum Corporation's Current Report on Form 8-K filed on October 24, 2001 and incorporated herein by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.



     The financials statements as of December 31, 2001 and 2000 and for the year ended December 31, 2001 and the four month period ended December 31, 2000 of the Golden Eagle Refining and Marketing Assets Business included in Tesoro Petroleum Corporation's Current Report on Form 8-K filed on February 25, 2002, as amended by Amendment No. 1 to Tesoro Petroleum Corporation's Current Report on Form 8-K filed on April 22, 2002, incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of such firm as experts in accounting and auditing in giving such report. After reasonable efforts, we have not been able to obtain Arthur Andersen LLP's consent to the incorporation by reference of its audit report dated February 14, 2002 (Note 16 is dated February 20, 2002) into this prospectus. However, Rule 437a under the Securities Act of 1933 permits us to file the registration statement of which this prospectus is a part without Arthur Andersen LLP's written consent. Accordingly, investors will not be able to sue Arthur Andersen LLP pursuant to Section 11(a)(4) of the Securities Act of 1933, and any recovery under that section you may have may be limited as a result of the lack of Arthur Andersen LLP's consent.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, we will incur in connection with the issuance and distribution of the Securities being registered. All amounts shown are estimated except the SEC registration fee.

 SEC registration fee.......................................   $  92,000
*Printing and engraving expenses............................     150,000
*Legal fees and expenses....................................     200,000
*Accounting fees and expenses...............................     100,000
*Trustees' fees and expenses................................      40,000
*Rating agency fees and expenses............................      50,000
*Depositary fees and expenses...............................      40,000
*Miscellaneous..............................................      28,000
                                                               ---------
          Total.............................................   $ 700,000
                                                               =========

---------------

* Estimated for the purposes of completing the information required pursuant to this Item 14.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, rules, or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal action or proceeding, the director, officer, or employee had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of the action. The statute also requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Article II, Section 2.9 of our By-laws requires indemnification to the full extent authorized or permitted by the laws of the State of Delaware of any person who is made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was our director, officer, or employee or serves or served any other enterprise at our request.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for the following:

     - any breach of the director's duty of loyalty to the corporation or its stockholders,

     - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     - payment of unlawful dividends or unlawful stock purchases or redemptions, or

     - any transaction from which the director derived an improper personal benefit.

     Article Ninth of our Restated Certificate of Incorporation, as amended, provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for the following:

     - any breach of the director's duty of loyalty to us or our stockholders,

     - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     - under Section 174 of the Delaware General Corporation Law, which concerns unlawful payment of dividends, stock purchases or redemptions, or

     - any transaction from which the director derived an improper personal benefit.

     We maintain directors' and officers' liability insurance which provides for payment, on behalf of our directors and officers and our subsidiaries, of certain losses of those persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by those persons while acting as our directors or officers and/or our subsidiaries, as the case may be.

     We have entered into indemnification agreements with our directors and certain of our officers.

     Reference is made to Exhibits 1.1, 1.2 and 1.3 hereto, respectively, which will contain provisions for indemnification of us, and our directors, officers, and any controlling persons, against certain liabilities for information furnished by the underwriters and/or agents, as applicable, expressly for use in the prospectus supplements.

ITEM 16. EXHIBITS


        EXHIBIT
          NO.                                      EXHIBIT
        -------                                    -------
       ****1.1           -- Form of Debt Securities Underwriting Agreement.
       ****1.2           -- Form of Equity Securities Underwriting Agreement.
       ****1.3           -- Form of Warrant Underwriting Agreement.
           2.1           -- Stock Sale Agreement, dated March 18, 1998, among the
                            Company, BHP Hawaii Inc. and BHP Petroleum Pacific
                            Islands Inc. (incorporated by reference herein to Exhibit
                            2.1 to Registration Statement No. 333-51789).
           2.2           -- Stock Sale Agreement, dated May 1, 1998, among Shell
                            Refining Holding Company, Shell Anacortes Refining
                            Company and the Company (incorporated by reference herein
                            to the Company's Quarterly Report on Form 10-Q for the
                            period ended March 31, 1998, File No. 1-3473).
           2.3           -- Stock Purchase Agreement, dated as of October 8, 1999,
                            but effective as of July 1, 1999 among the Company,
                            Tesoro Gas Resources Company, Inc., EEX Operating LLC and
                            EEX Corporation (incorporated by reference herein to
                            Exhibit 2.1 to the Company's Current Report on Form 8-K
                            filed on January 3, 2000, File No. 1-3473).
           2.4           -- First Amendment to Stock Purchase Agreement dated
                            December 16, 1999, but effective as of October 8, 1999,
                            among the Company, Tesoro Gas Resources Company, Inc.,
                            EEX Operating LLC and EEX Corporation (incorporated by
                            reference herein to Exhibit 2.2 to the Company's Current
                            Report on Form 8-K filed on January 3, 2000, File No.
                            1-3473).

        EXHIBIT
          NO.                                      EXHIBIT
        -------                                    -------
           2.5           -- Purchase Agreement dated as of December 17, 1999 among
                            the Company, Tesoro Gas Resources Company, Inc. and EEX
                            Operating LLC (Membership Interests in Tesoro Grande LLC)
                            (incorporated by reference herein to Exhibit 2.3 to the
                            Company's Current Report on Form 8-K filed on January 3,
                            2000, File No. 1-3473).
           2.6           -- Purchase Agreement dated as of December 17, 1999 among
                            the Company, Tesoro Gas Resources Company, Inc. and EEX
                            Operating LLC (Membership Interests in Tesoro Reserves
                            Company LLC) (incorporated by reference herein to Exhibit
                            2.4 to the Company's Current Report on Form 8-K filed on
                            January 3, 2000, File No. 1-3473).
           2.7           -- Purchase Agreement dated as of December 17, 1999 among
                            the Company, Tesoro Gas Resources Company, Inc. and EEX
                            Operating LLC (Membership Interests in Tesoro Southeast
                            LLC) (incorporated by reference herein to Exhibit 2.5 to
                            the Company's Current Report on Form 8-K filed on January
                            3, 2000, File No. 1-3473).
           2.8           -- Stock Purchase Agreement, dated as of November 19, 1999, by and between the Company and BG International Limited
                            (incorporated by reference herein to Exhibit 2.1 to the
                            Company's Current Report on Form 8-K filed on January 13,
                            2000, File No. 1-3473).
           2.9           -- Asset Purchase Agreement, dated July 16, 2001, by and
                            among the Company, BP Corporation North America Inc. and
                            Amoco Oil Company (incorporated by reference herein to
                            Exhibit 2.1 to the Company's Current Report on Form 8-K
                            filed on September 21, 2001, File No. 1-3473).
           2.10          -- Asset Purchase Agreement, dated July 16, 2001, by and
                            among the Company, BP Corporation North America Inc. and
                            Amoco Oil Company (incorporated by reference herein to
                            Exhibit 2.2 to the Company's Current Report on Form 8-K
                            filed on September 21, 2001, File No. 1-3473).
           2.11          -- Asset Purchase Agreement, dated July 16, 2001, by and
                            among the Company, BP Corporation North America Inc. and
                            BP Pipelines (North America) Inc. (incorporated by
                            reference herein to Exhibit 2.1 to the Company's
                            Quarterly Report on Form 10-Q for the quarter ended
                            September 30, 2001, File No. 1-3473).
           2.12          -- Sale and Purchase Agreement for Golden Eagle Refining and
                            Marketing Assets, dated February 4, 2002, by and among
                            Ultramar Inc. and Tesoro Refining and Marketing Company,
                            including First Amendment dated February 20, 2002 and
                            related Purchaser Parent Guaranty dated February 4, 2002
                            (incorporated by reference herein to Exhibit 2.12 to the
                            Company's Annual Report on Form 10-K for the fiscal year
                            ended December 31, 2001, File No. 1-3473).
           2.13          -- Second Amendment dated May 3, 2002 to the Sales and
                            Purchase Agreement for Golden Eagle Refining and
                            Marketing Assets, as amended, by and between Tesoro
                            Refining and Marketing Company and Ultramar, Inc.
                            (incorporated by reference herein to Exhibit 2.1 to the
                            Company's Current Report on Form 8-K filed on May 9,
                            2002, File No. 1-3473).
           4.1           -- Form of Coastwide Energy Services Inc. 8% Convertible
                            Subordinated Debenture (incorporated by reference herein
                            to Exhibit 4.3 to Post-Effective Amendment No. 1 to
                            Registration No. 333-00229).

        EXHIBIT
          NO.                                      EXHIBIT
        -------                                    -------
           4.2           -- Debenture Assumption and Conversion Agreement dated as of
                            February 20, 1996, between the Company, Coastwide Energy
                            Services, Inc. and CNRG Acquisition Corp. (incorporated
                            by reference herein to Exhibit 4.4 to Post-Effective
                            Amendment No. 1 to Registration No. 333-00229).
           4.3           -- [intentionally omitted].
           4.4           -- Indenture, dated as of July 2, 1998, between Tesoro
                            Petroleum Corporation and U.S. Bank Trust National
                            Association, as Trustee (incorporated by reference herein
                            to Exhibit 4.4 to Registration Statement No. 333-59871).
           4.5           -- Form of 9% Senior Subordinated Notes due 2008 and 9%
                            Senior Subordinated Notes due 2008, Series B (filed as
                            part of Exhibit 4.4 hereof) (incorporated by reference
                            herein to Exhibit 4.5 to Registration Statement No.
                            333-59871).
           4.7           -- Indenture, dated as of November 6, 2001, between Tesoro
                            Petroleum Corporation and U.S. Bank Trust National
                            Association, as Trustee (incorporated by reference herein
                            to Exhibit 4.8 to Registration Statement No. 333-75056).
           4.8           -- Form of 9 5/8% Senior Subordinated Notes due 2008 and
                            9 5/8% Senior Subordinated Notes due 2008, Series B
                            (filed as part of Exhibit 4.7 hereof).
        ***4.9           -- Indenture, dated as of April 9, 2002, between Tesoro
                            Escrow Corp. and U.S. Bank National Association, as
                            Trustee.
           4.10          -- Supplemental Indenture, dated as of May 17, 2002, among
                            Tesoro Escrow Corp., Tesoro Petroleum Corporation, the
                            subsidiary guarantors and U.S. Bank National Association,
                            as Trustee (incorporated by reference herein to Exhibit
                            4.10 to Registration Statement No. 333-92468).
        ***4.11          -- Form of 9 5/8% Senior Subordinated Notes due 2012 (filed as part of Exhibit 4.9 hereof).
        ***4.12          -- Registration Rights Agreement, dated as of April 9, 2002, among Tesoro Petroleum Corporation, certain subsidiary
                            guarantors, Lehman Brothers Inc., ABN AMRO, Incorporated,
                            Banc One Capital Markets, Inc., Credit Lyonnais
                            Securities (USA), Inc. and Scotia Capital (USA) Inc.
        ***4.13          -- Form of Senior Debt Securities Indenture.
        ***4.14          -- Form of Subordinated Debt Securities Indenture.
       ****4.15          -- Form of Deposit Agreement.
       ****4.16          -- Form of Stock Purchase Contract Agreement.
       ****4.17          -- Form of Debt Warrant Agreement.
       ****4.18          -- Form of Stock Warrant Agreement.
       ****4.19          -- Form of Unit Agreement.
          *5.1           -- Opinion of Fulbright & Jaworski L.L.P. as to the legality of the securities.
       ****8.1           -- Opinion of Fulbright & Jaworski L.L.P. as to certain
                            federal income tax matters.
         *12.1           -- Computation of Ratio of Earnings to Fixed Charges and
                            Earnings to Combined Fixed Charges Plus Preferred Stock
                            Dividend Requirements.
         *23.1           -- Consent of Deloitte & Touche LLP.
         *23.2           -- Consent of Ernst & Young LLP.

        EXHIBIT
          NO.                                      EXHIBIT
        -------                                    -------
         *23.3           -- Consent of Fulbright & Jaworski L.L.P. (included in
                            Exhibit 5.1).
        **24.1           -- Powers of Attorney (included on signature pages) (Powers of Attorney for Tesoro Trading Company are included on
                            the signature pages of Amendment No. 1).
      ****25.1           -- Form T-1 Statement of Eligibility of Trustee for the
                            Senior Debt Securities.
      ****25.2           -- Form T-1 Statement of Eligibility of Trustee for the
                            Subordinated Debt Securities.


---------------

   * Filed herewith.

  ** Filed with Registration Statement on Form S-3, Reg. No. 333-84018, filed on
     March 8, 2002.


 *** Filed with Amendment No. 1 to Registration Statement on Form S-3, Reg. No.
     333-84018, filed on April 23, 2002.



**** To be filed as an exhibit to our Current Report on Form 8-K or other SEC filing in connection with an applicable offering.


ITEM 17. UNDERTAKINGS

     A. Each undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in this registration statement;

     provided, however, that paragraphs A(l)(a) and A(l)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each of the post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, the filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of any registrant pursuant to the provisions described in Item 15 above, or otherwise, that registrant has been advised that in the opinion of the SEC that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against any liability (other than the payment by a registrant of expenses incurred or paid by a director, officer, or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer, or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

     D. Each undersigned registrant hereby undertakes:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus or any prospectus supplement filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus or prospectus supplement filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus or prospectus supplement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     E. Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 23, 2002.


                                            TESORO PETROLEUM CORPORATION

                                            By:     /s/ BRUCE A. SMITH
                                              ----------------------------------
                                               Bruce A. Smith, Chairman of the
                                                             Board
                                                 of Directors, President and
                                                   Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                 /s/ BRUCE A. SMITH                    Chairman of the Board of           July 23, 2002
-----------------------------------------------------    Directors, President and Chief
                   Bruce A. Smith                        Executive Officer (Principal
                                                         Executive Officer)

                /s/ GREGORY A. WRIGHT                  Senior Vice President and Chief    July 23, 2002
-----------------------------------------------------    Financial Officer (Principal
                  Gregory A. Wright                      Financial Officer)

                 /s/ SHARLENE S. FEY                   Vice President and Controller      July 23, 2002
-----------------------------------------------------    (Principal Accounting Officer)
                   Sharlene S. Fey

                          *                            Lead Director and Director         July 23, 2002
-----------------------------------------------------
                 Steven H. Grapstein

                          *                            Director                           July 23, 2002
-----------------------------------------------------
               James F. Clingman, Jr.

                          *                            Director                           July 23, 2002
-----------------------------------------------------
                 William J. Johnson

                          *                            Director                           July 23, 2002
-----------------------------------------------------
                  A. Maurice Myers

                          *                            Director                           July 23, 2002
-----------------------------------------------------
                  Donald H. Schmude

                          *                            Director                           July 23, 2002
-----------------------------------------------------
                   Patrick J. Ward

             *By: /s/ JAMES C. REED, JR.
  ------------------------------------------------
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 23, 2002.


                                            DIGICOMP, INC.
                                            TESORO AVIATION COMPANY

                                            By:    /s/ GREGORY A. WRIGHT
                                              ----------------------------------
                                                      Gregory A. Wright
                                                  Senior Vice President and
                                                   Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                 /s/ BRUCE A. SMITH                    Director and President (Principal  July 23, 2002
-----------------------------------------------------    Executive Officer)
                   Bruce A. Smith

               /s/ JAMES C. REED, JR.                  Director, Executive Vice           July 23, 2002
-----------------------------------------------------    President, General Counsel and
                 James C. Reed, Jr.                      Secretary

              /s/ WILLIAM T. VAN KLEEF                 Director and Executive Vice        July 23, 2002
-----------------------------------------------------    President
                William T. Van Kleef

                /s/ GREGORY A. WRIGHT                  Senior Vice President and Chief    July 23, 2002
-----------------------------------------------------    Financial Officer (Principal
                  Gregory A. Wright                      Financial Officer)

                 /s/ SHARLENE S. FEY                   Vice President and Controller      July 23, 2002
-----------------------------------------------------    (Principal Accounting Officer)
                   Sharlene S. Fey

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 23, 2002.


                                            FAR EAST MARITIME COMPANY
                                            GOLD STAR MARITIME COMPANY

                                            By:   /s/ TIMOTHY F. PLUMMER
                                              ----------------------------------
                                                      Timothy F. Plummer
                                                          President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
               /s/ TIMOTHY F. PLUMMER                  Director and President (Principal  July 23, 2002
-----------------------------------------------------    Executive Officer)
                 Timothy F. Plummer

                /s/ GREGORY A. WRIGHT                  Director                           July 23, 2002
-----------------------------------------------------
                  Gregory A. Wright

                /s/ JAMES B. WILLCOX                   Treasurer (Principal Financial     July 23, 2002
-----------------------------------------------------    and Accounting Officer)
                  James B. Willcox

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 23, 2002.


                                            KENAI PIPE LINE COMPANY

                                            By:    /s/ GREGORY A. WRIGHT
                                              ----------------------------------
                                                      Gregory A. Wright
                                                  Senior Vice President and
                                                   Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                 /s/ BRUCE A. SMITH                    Director                           July 23, 2002
-----------------------------------------------------
                   Bruce A. Smith

               /s/ JAMES C. REED, JR.                  Director, Executive Vice           July 23, 2002
-----------------------------------------------------    President and Secretary
                 James C. Reed, Jr.

              /s/ WILLIAM T. VAN KLEEF                 Director and Executive Vice        July 23, 2002
-----------------------------------------------------    President
                William T. Van Kleef

                 /s/ RODNEY S. CASON                   President (Principal Executive     July 23, 2002
-----------------------------------------------------    Officer)
                   Rodney S. Cason

                /s/ GREGORY A. WRIGHT                  Senior Vice President and Chief    July 23, 2002
-----------------------------------------------------    Financial Officer (Principal
                  Gregory A. Wright                      Financial Officer)

                 /s/ SHARLENE S. FEY                   Vice President and Controller      July 23, 2002
-----------------------------------------------------    (Principal Accounting Officer)
                   Sharlene S. Fey

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 23, 2002.


                                SMILEY'S SUPER SERVICE, INC.
                                TESORO HAWAII CORPORATION

                                By:          /s/ GREGORY A. WRIGHT
                                   ---------------------------------------------
                                                 Gregory A. Wright
                                             Senior Vice President and
                                              Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                 /s/ BRUCE A. SMITH                    Chairman of the Board of           July 23, 2002
-----------------------------------------------------    Directors
                   Bruce A. Smith

                 /s/ FAYE W. KURREN                    Director and President (Principal  July 23, 2002
-----------------------------------------------------    Executive Officer)
                   Faye W. Kurren

               /s/ JAMES C. REED, JR.                  Director, Executive Vice           July 23, 2002
-----------------------------------------------------    President and Secretary
                 James C. Reed, Jr.

              /s/ WILLIAM T. VAN KLEEF                 Director and Executive Vice        July 23, 2002
-----------------------------------------------------    President
                William T. Van Kleef

                /s/ GREGORY A. WRIGHT                  Senior Vice President and Chief    July 23, 2002
-----------------------------------------------------    Financial Officer (Principal
                  Gregory A. Wright                      Financial Officer)

                 /s/ SHARLENE S. FEY                   Vice President and Controller      July 23, 2002
-----------------------------------------------------    (Principal Accounting Officer)
                   Sharlene S. Fey

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 23, 2002.


                                            TESORO ALASKA COMPANY

                                            By:    /s/ GREGORY A. WRIGHT
                                              ----------------------------------
                                                      Gregory A. Wright
                                                  Senior Vice President and
                                                   Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                 /s/ BRUCE A. SMITH                    Chairman of the Board of           July 23, 2002
-----------------------------------------------------    Directors
                   Bruce A. Smith

               /s/ JAMES C. REED, JR.                  Director, Executive Vice           July 23, 2002
-----------------------------------------------------    President and Secretary
                 James C. Reed, Jr.

              /s/ WILLIAM T. VAN KLEEF                 Director and Executive Vice        July 23, 2002
-----------------------------------------------------    President
                William T. Van Kleef

                 /s/ RODNEY S. CASON                   President (Principal Executive     July 23, 2002
-----------------------------------------------------    Officer)
                   Rodney S. Cason

                /s/ GREGORY A. WRIGHT                  Senior Vice President and Chief    July 23, 2002
-----------------------------------------------------    Financial Officer (Principal
                  Gregory A. Wright                      Financial Officer)

                 /s/ SHARLENE S. FEY                   Vice President and Controller      July 23, 2002
-----------------------------------------------------    (Principal Accounting Officer)
                   Sharlene S. Fey

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 23, 2002.


                                            TESORO ALASKA PIPELINE COMPANY
                                            TESORO NORTHSTORE COMPANY

                                            By:    /s/ GREGORY A. WRIGHT
                                              ----------------------------------
                                                      Gregory A. Wright
                                                  Senior Vice President and
                                                   Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                 /s/ BRUCE A. SMITH                    Director                           July 23, 2002
-----------------------------------------------------
                   Bruce A. Smith

               /s/ JAMES C. REED, JR.                  Director, Executive Vice           July 23, 2002
-----------------------------------------------------    President and Secretary
                 James C. Reed, Jr.

              /s/ WILLIAM T. VAN KLEEF                 Director and Executive Vice        July 23, 2002
-----------------------------------------------------    President
                William T. Van Kleef

                 /s/ RODNEY S. CASON                   President (Principal Executive     July 23, 2002
-----------------------------------------------------    Officer)
                   Rodney S. Cason

                /s/ GREGORY A. WRIGHT                  Senior Vice President and Chief    July 23, 2002
-----------------------------------------------------    Financial Officer (Principal
                  Gregory A. Wright                      Financial Officer)

                 /s/ SHARLENE S. FEY                   Vice President and Controller      July 23, 2002
-----------------------------------------------------    (Principal Accounting Officer)
                   Sharlene S. Fey

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 23, 2002.


                                  TESORO FINANCIAL SERVICES HOLDING COMPANY
                                  VICTORY FINANCE COMPANY

                                  By:          /s/ CHARLES L. MAGEE
                                     -------------------------------------------
                                                  Charles L. Magee
                                                      President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                /s/ CHARLES L. MAGEE                   Director and President (Principal  July 23, 2002
-----------------------------------------------------    Executive, Financial and
                  Charles L. Magee                       Accounting Officer)

                 /s/ HEATHER R. HILL                   Director                           July 23, 2002
-----------------------------------------------------
                   Heather R. Hill

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 23, 2002.


                                          TESORO GAS RESOURCES COMPANY, INC.

                                          By:     /s/ GREGORY A. WRIGHT
                                            ------------------------------------
                                                     Gregory A. Wright
                                                 Senior Vice President and
                                                  Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                 /s/ BRUCE A. SMITH                    Director and President (Principal  July 23, 2002
-----------------------------------------------------    Executive Officer)
                   Bruce A. Smith

              /s/ WILLIAM T. VAN KLEEF                 Director and Executive Vice        July 23, 2002
-----------------------------------------------------    President, Operations
                William T. Van Kleef

                /s/ GREGORY A. WRIGHT                  Senior Vice President and Chief    July 23, 2002
-----------------------------------------------------    Financial Officer (Principal
                  Gregory A. Wright                      Financial Officer)

                 /s/ SHARLENE S. FEY                   Vice President and Controller      July 23, 2002
-----------------------------------------------------    (Principal Accounting Officer)
                   Sharlene S. Fey

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 23, 2002.


                                          TESORO HIGH PLAINS PIPELINE COMPANY

                                          By:     /s/ GREGORY A. WRIGHT
                                            ------------------------------------
                                                     Gregory A. Wright
                                              Senior Vice President and Chief
                                                      Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

                /s/ BRUCE A. SMITH                        Chairman of the Board of         July 23, 2002
 ------------------------------------------------      Directors, President and Chief
                  Bruce A. Smith                        Executive Officer (Principal
                                                             Executive Officer)


             /s/ WILLIAM T. VAN KLEEF                Director, Executive Vice President    July 23, 2002
 ------------------------------------------------       and Chief Operating Officer
               William T. Van Kleef


              /s/ JAMES C. REED, JR.                      Director, Executive Vice         July 23, 2002
 ------------------------------------------------      President, General Counsel and
                James C. Reed, Jr.                               Secretary


              /s/ GREGORY A. WRIGHT                   Senior Vice President and Chief      July 23, 2002
 ------------------------------------------------       Financial Officer (Principal
                Gregory A. Wright                            Financial Officer)


               /s/ SHARLENE S. FEY                     Vice President and Controller       July 23, 2002
 ------------------------------------------------      (Principal Accounting Officer)
                 Sharlene S. Fey

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 23, 2002.


                                    TESORO MARINE SERVICES HOLDING COMPANY

                                    By:        /s/ GREGORY A. WRIGHT
                                       -----------------------------------------
                                                   Gregory A. Wright
                                               Senior Vice President and
                                                Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----
                 /s/ BRUCE A. SMITH                    Chairman of the Board of           July 23, 2002
-----------------------------------------------------    Directors
                   Bruce A. Smith

                /s/ DONALD A. NYBERG                   Director and President (Principal  July 23, 2002
-----------------------------------------------------    Executive Officer)
                  Donald A. Nyberg

               /s/ JAMES C. REED, JR.                  Director, Executive Vice           July 23, 2002
-----------------------------------------------------    President, General Counsel and
                 James C. Reed, Jr.                      Secretary

              /s/ WILLIAM T. VAN KLEEF                 Director and Executive Vice        July 23, 2002
-----------------------------------------------------    President
                William T. Van Kleef

                /s/ GREGORY A. WRIGHT                  Senior Vice President and Chief    July 23, 2002
-----------------------------------------------------    Financial Officer (Principal
                  Gregory A. Wright                      Financial Officer)

                /s/ DEAN M. KRAKOSKY                   Controller (Principal Accounting   July 23, 2002
-----------------------------------------------------    Officer)
                  Dean M. Krakosky

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 23, 2002.


                                    TESORO MARINE SERVICES, LLC

                                    By:        /s/ GREGORY A. WRIGHT
                                       -----------------------------------------
                                                   Gregory A. Wright
                                               Senior Vice President and
                                                Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
                 /s/ BRUCE A. SMITH                    Chairman; Chairman of the Board   July 23, 2002
-----------------------------------------------------    of Directors and Director of
                   Bruce A. Smith                        Sole Member

              /s/ WILLIAM T. VAN KLEEF                 Executive Vice President and      July 23, 2002
-----------------------------------------------------    Director of Sole Member
                William T. Van Kleef

               /s/ JAMES C. REED, JR.                  Executive Vice President,         July 23, 2002
-----------------------------------------------------    General Counsel and Secretary
                 James C. Reed, Jr.                      and Director of Sole Member

                /s/ DONALD A. NYBERG                   President and Director of Sole    July 23, 2002
-----------------------------------------------------    Member (Principal Executive
                  Donald A. Nyberg                       Officer)

                /s/ GREGORY A. WRIGHT                  Senior Vice President and Chief   July 23, 2002
-----------------------------------------------------    Financial Officer (Principal
                  Gregory A. Wright                      Financial Officer)

                /s/ DEAN M. KRAKOSKY                   Controller (Principal             July 23, 2002
-----------------------------------------------------    Accounting Officer)
                  Dean M. Krakosky

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 23, 2002.


                                    TESORO MARITIME COMPANY

                                    By:        /s/ GREGORY A. WRIGHT
                                       -----------------------------------------
                                                   Gregory A. Wright
                                               Senior Vice President and
                                                Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
                 /s/ BRUCE A. SMITH                    Chairman of the Board of          July 23, 2002
-----------------------------------------------------    Directors
                   Bruce A. Smith

               /s/ TIMOTHY F. PLUMMER                  Director and President            July 23, 2002
-----------------------------------------------------    (Principal Executive Officer)
                 Timothy F. Plummer

                /s/ GREGORY A. WRIGHT                  Director, Senior Vice President   July 23, 2002
-----------------------------------------------------    and Chief Financial Officer
                  Gregory A. Wright                      (Principal Financial Officer)

                 /s/ SHARLENE S. FEY                   Vice President and Controller     July 23, 2002
-----------------------------------------------------    (Principal Accounting
                   Sharlene S. Fey                       Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 23, 2002.


                                            TESORO PETROLEUM COMPANIES, INC.

                                            By:    /s/ GREGORY A. WRIGHT
                                              ----------------------------------
                                                      Gregory A. Wright
                                                  Senior Vice President and
                                                   Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
                 /s/ BRUCE A. SMITH                    Director and President            July 23, 2002
-----------------------------------------------------    (Principal Executive Officer)
                   Bruce A. Smith

               /s/ JAMES C. REED, JR.                  Director, Executive Vice          July 23, 2002
-----------------------------------------------------    President, General Counsel
                 James C. Reed, Jr.                      and Secretary

              /s/ WILLIAM T. VAN KLEEF                 Director and Executive Vice       July 23, 2002
-----------------------------------------------------    President
                William T. Van Kleef

                /s/ GREGORY A. WRIGHT                  Senior Vice President and Chief   July 23, 2002
-----------------------------------------------------    Financial Officer (Principal
                  Gregory A. Wright                      Financial Officer)

                 /s/ SHARLENE S. FEY                   Vice President and Controller     July 23, 2002
-----------------------------------------------------    (Principal Accounting
                   Sharlene S. Fey                       Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 23, 2002.


                                TESORO REFINING AND MARKETING COMPANY

                                By:          /s/ GREGORY A. WRIGHT
                                   ---------------------------------------------
                                                 Gregory A. Wright
                                             Senior Vice President and
                                              Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
                 /s/ BRUCE A. SMITH                    Chairman of the Board of          July 23, 2002
-----------------------------------------------------    Directors
                   Bruce A. Smith

               /s/ JAMES C. REED, JR.                  Director, Executive Vice          July 23, 2002
-----------------------------------------------------    President and Secretary
                 James C. Reed, Jr.

              /s/ WILLIAM T. VAN KLEEF                 Director and President            July 23, 2002
-----------------------------------------------------    (Principal Executive Officer)
                William T. Van Kleef

                /s/ GREGORY A. WRIGHT                  Senior Vice President and Chief   July 23, 2002
-----------------------------------------------------    Financial Officer (Principal
                  Gregory A. Wright                      Financial Officer)

                 /s/ SHARLENE S. FEY                   Vice President and Controller     July 23, 2002
-----------------------------------------------------    (Principal Accounting
                   Sharlene S. Fey                       Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 23, 2002.


                                            TESORO TECHNOLOGY COMPANY

                                            By:    /s/ GREGORY A. WRIGHT
                                              ----------------------------------
                                                      Gregory A. Wright
                                                  Senior Vice President and
                                                   Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
                 /s/ BRUCE A. SMITH                    Director and President            July 23, 2002
-----------------------------------------------------    (Principal Executive Officer)
                   Bruce A. Smith

               /s/ JAMES C. REED, JR.                  Director, Executive Vice          July 23, 2002
-----------------------------------------------------    President, General Counsel
                 James C. Reed, Jr.                      and Secretary

              /s/ WILLIAM T. VAN KLEEF                 Director and Executive Vice       July 23, 2002
-----------------------------------------------------    President
                William T. Van Kleef

                /s/ GREGORY A. WRIGHT                  Senior Vice President and         July 23, 2002
-----------------------------------------------------    Chief Financial Officer
                  Gregory A. Wright                      (Principal Financial Officer)

                 /s/ SHARLENE S. FEY                   Vice President and Controller     July 23, 2002
-----------------------------------------------------    (Principal Accounting
                   Sharlene S. Fey                       Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 23, 2002.


                                            TESORO TRADING COMPANY

                                            By:    /s/ GREGORY A. WRIGHT
                                              ----------------------------------
                                                      Gregory A. Wright
                                                  Senior Vice President and
                                                   Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
                 /s/ BRUCE A. SMITH                    Chairman of the Board of          July 23, 2002
-----------------------------------------------------    Directors, President and
                   Bruce A. Smith                        Chief Executive Officer
                                                         (Principal Executive Officer)

               /s/ JAMES C. REED, JR.                  Director, Executive Vice          July 23, 2002
-----------------------------------------------------    President, General Counsel
                 James C. Reed, Jr.                      and Secretary

              /s/ WILLIAM T. VAN KLEEF                 Director and Executive Vice       July 23, 2002
-----------------------------------------------------    President and Chief Operating
                William T. Van Kleef                     Officer

                /s/ GREGORY A. WRIGHT                  Senior Vice President and         July 23, 2002
-----------------------------------------------------    Chief Financial Officer
                  Gregory A. Wright                      (Principal Financial Officer)

                 /s/ SHARLENE S. FEY                   Vice President and Controller     July 23, 2002
-----------------------------------------------------    (Principal Accounting
                   Sharlene S. Fey                       Officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 23, 2002.


                                            TESORO VOSTOK COMPANY

                                            By:    /s/ GREGORY A. WRIGHT
                                              ----------------------------------
                                                      Gregory A. Wright
                                                  Senior Vice President and
                                                   Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
                 /s/ BRUCE A. SMITH                    Director and President            July 23, 2002
-----------------------------------------------------    (Principal Executive Officer)
                   Bruce A. Smith

               /s/ JAMES C. REED, JR.                  Director, Executive Vice          July 23, 2002
-----------------------------------------------------    President and Secretary
                 James C. Reed, Jr.

              /s/ WILLIAM T. VAN KLEEF                 Director and Executive Vice       July 23, 2002
-----------------------------------------------------    President
                William T. Van Kleef

                /s/ GREGORY A. WRIGHT                  Senior Vice President and         July 23, 2002
-----------------------------------------------------    Chief Financial Officer
                  Gregory A. Wright                      (Principal Financial Officer)

                 /s/ SHARLENE S. FEY                   Vice President and Controller     July 23, 2002
-----------------------------------------------------    (Principal Accounting
                   Sharlene S. Fey                       Officer)

                                LIST OF EXHIBITS


        EXHIBIT
          NO.                                      EXHIBIT
        -------                                    -------
       ****1.1           -- Form of Debt Securities Underwriting Agreement.
       ****1.2           -- Form of Equity Securities Underwriting Agreement.
       ****1.3           -- Form of Warrant Underwriting Agreement.
           2.1           -- Stock Sale Agreement, dated March 18, 1998, among the
                            Company, BHP Hawaii Inc. and BHP Petroleum Pacific
                            Islands Inc. (incorporated by reference herein to Exhibit
                            2.1 to Registration Statement No. 333-51789).
           2.2           -- Stock Sale Agreement, dated May 1, 1998, among Shell
                            Refining Holding Company, Shell Anacortes Refining
                            Company and the Company (incorporated by reference herein
                            to the Company's Quarterly Report on Form 10-Q for the
                            period ended March 31, 1998, File No. 1-3473).
           2.3           -- Stock Purchase Agreement, dated as of October 8, 1999,
                            but effective as of July 1, 1999 among the Company,
                            Tesoro Gas Resources Company, Inc., EEX Operating LLC and
                            EEX Corporation (incorporated by reference herein to
                            Exhibit 2.1 to the Company's Current Report on Form 8-K
                            filed on January 3, 2000, File No. 1-3473).
           2.4           -- First Amendment to Stock Purchase Agreement dated
                            December 16, 1999, but effective as of October 8, 1999,
                            among the Company, Tesoro Gas Resources Company, Inc.,
                            EEX Operating LLC and EEX Corporation (incorporated by
                            reference herein to Exhibit 2.2 to the Company's Current
                            Report on Form 8-K filed on January 3, 2000, File No.
                            1-3473).
           2.5           -- Purchase Agreement dated as of December 17, 1999 among
                            the Company, Tesoro Gas Resources Company, Inc. and EEX
                            Operating LLC (Membership Interests in Tesoro Grande LLC)
                            (incorporated by reference herein to Exhibit 2.3 to the
                            Company's Current Report on Form 8-K filed on January 3,
                            2000, File No. 1-3473).
           2.6           -- Purchase Agreement dated as of December 17, 1999 among
                            the Company, Tesoro Gas Resources Company, Inc. and EEX
                            Operating LLC (Membership Interests in Tesoro Reserves
                            Company LLC) (incorporated by reference herein to Exhibit
                            2.4 to the Company's Current Report on Form 8-K filed on
                            January 3, 2000, File No. 1-3473).
           2.7           -- Purchase Agreement dated as of December 17, 1999 among
                            the Company, Tesoro Gas Resources Company, Inc. and EEX
                            Operating LLC (Membership Interests in Tesoro Southeast
                            LLC) (incorporated by reference herein to Exhibit 2.5 to
                            the Company's Current Report on Form 8-K filed on January
                            3, 2000, File No. 1-3473).
           2.8           -- Stock Purchase Agreement, dated as of November 19, 1999, by and between the Company and BG International Limited
                            (incorporated by reference herein to Exhibit 2.1 to the
                            Company's Current Report on Form 8-K filed on January 13,
                            2000, File No. 1-3473).
           2.9           -- Asset Purchase Agreement, dated July 16, 2001, by and
                            among the Company, BP Corporation North America Inc. and
                            Amoco Oil Company (incorporated by reference herein to
                            Exhibit 2.1 to the Company's Current Report on Form 8-K
                            filed on September 21, 2001, File No. 1-3473).

        EXHIBIT
          NO.                                      EXHIBIT
        -------                                    -------
           2.10          -- Asset Purchase Agreement, dated July 16, 2001, by and
                            among the Company, BP Corporation North America Inc. and
                            Amoco Oil Company (incorporated by reference herein to
                            Exhibit 2.2 to the Company's Current Report on Form 8-K
                            filed on September 21, 2001, File No. 1-3473).
           2.11          -- Asset Purchase Agreement, dated July 16, 2001, by and
                            among the Company, BP Corporation North America Inc. and
                            BP Pipelines (North America) Inc. (incorporated by
                            reference herein to Exhibit 2.1 to the Company's
                            Quarterly Report on Form 10-Q for the quarter ended
                            September 30, 2001, File No. 1-3473).
           2.12          -- Sale and Purchase Agreement for Golden Eagle Refining and
                            Marketing Assets, dated February 4, 2002, by and among
                            Ultramar Inc. and Tesoro Refining and Marketing Company,
                            including First Amendment dated February 20, 2002 and
                            related Purchaser Parent Guaranty dated February 4, 2002
                            (incorporated by reference herein to Exhibit 2.12 to the
                            Company's Annual Report on Form 10-K for the fiscal year
                            ended December 31, 2001, File No. 1-3473).
           2.13          -- Second Amendment dated May 3, 2002 to the Sales and
                            Purchase Agreement for Golden Eagle Refining and
                            Marketing Assets, as amended, by and between Tesoro
                            Refining and Marketing Company and Ultramar, Inc.
                            (incorporated by reference herein to Exhibit 2.1 to the
                            Company's Current Report on Form 8-K filed on May 9,
                            2002, File No. 1-3473).
           4.1           -- Form of Coastwide Energy Services Inc. 8% Convertible
                            Subordinated Debenture (incorporated by reference herein
                            to Exhibit 4.3 to Post-Effective Amendment No. 1 to
                            Registration No. 333-00229).
           4.2           -- Debenture Assumption and Conversion Agreement dated as of
                            February 20, 1996, between the Company, Coastwide Energy
                            Services, Inc. and CNRG Acquisition Corp. (incorporated
                            by reference herein to Exhibit 4.4 to Post-Effective
                            Amendment No. 1 to Registration No. 333-00229).
           4.3           -- [intentionally omitted].
           4.4           -- Indenture, dated as of July 2, 1998, between Tesoro
                            Petroleum Corporation and U.S. Bank Trust National
                            Association, as Trustee (incorporated by reference herein
                            to Exhibit 4.4 to Registration Statement No. 333-59871).
           4.5           -- Form of 9% Senior Subordinated Notes due 2008 and 9%
                            Senior Subordinated Notes due 2008, Series B (filed as
                            part of Exhibit 4.4 hereof) (incorporated by reference
                            herein to Exhibit 4.5 to Registration Statement No.
                            333-59871).
           4.7           -- Indenture, dated as of November 6, 2001, between Tesoro
                            Petroleum Corporation and U.S. Bank Trust National
                            Association, as Trustee (incorporated by reference herein
                            to Exhibit 4.8 to Registration Statement No. 333-75056).
           4.8           -- Form of 9 5/8% Senior Subordinated Notes due 2008 and
                            9 5/8% Senior Subordinated Notes due 2008, Series B
                            (filed as part of Exhibit 4.7 hereof).
        ***4.9           -- Indenture, dated as of April 9, 2002, between Tesoro
                            Escrow Corp. and U.S. Bank National Association, as
                            Trustee.
           4.10          -- Supplemental Indenture, dated as of May 17, 2002, among
                            Tesoro Escrow Corp., Tesoro Petroleum Corporation, the
                            subsidiary guarantors and U.S. Bank National Association,
                            as Trustee (incorporated by reference herein to Exhibit
                            4.10 to Registration Statement No. 333-92468).
        ***4.11          -- Form of 9 5/8% Senior Subordinated Notes due 2012 (filed as part of Exhibit 4.9 hereof).

        EXHIBIT
          NO.                                      EXHIBIT
        -------                                    -------
        ***4.12          -- Registration Rights Agreement, dated as of April 9, 2002, among Tesoro Petroleum Corporation, certain subsidiary
                            guarantors, Lehman Brothers Inc., ABN AMRO, Incorporated,
                            Banc One Capital Markets, Inc., Credit Lyonnais
                            Securities (USA), Inc. and Scotia Capital (USA) Inc.
        ***4.13          -- Form of Senior Debt Securities Indenture.
        ***4.14          -- Form of Subordinated Debt Securities Indenture.
       ****4.15          -- Form of Deposit Agreement.
       ****4.16          -- Form of Stock Purchase Contract Agreement.
       ****4.17          -- Form of Debt Warrant Agreement.
       ****4.18          -- Form of Stock Warrant Agreement.
       ****4.19          -- Form of Unit Agreement.
          *5.1           -- Opinion of Fulbright & Jaworski L.L.P. as to the legality of the securities.
       ****8.1           -- Opinion of Fulbright & Jaworski L.L.P. as to certain
                            federal income tax matters.
         *12.1           -- Computation of Ratio of Earnings to Fixed Charges and
                            Earnings to Combined Fixed Charges Plus Preferred Stock
                            Dividend Requirements.
         *23.1           -- Consent of Deloitte & Touche LLP.
         *23.2           -- Consent of Ernst & Young LLP.
         *23.3           -- Consent of Fulbright & Jaworski L.L.P. (included in
                            Exhibit 5.1).
        **24.1           -- Powers of Attorney (included on signature pages) (Powers of Attorney for Tesoro Trading Company are included on
                            the signature pages of Amendment No. 1).
      ****25.1           -- Form T-1 Statement of Eligibility of Trustee for the
                            Senior Debt Securities.
      ****25.2           -- Form T-1 Statement of Eligibility of Trustee for the
                            Subordinated Debt Securities.


---------------

   * Filed herewith.

  ** Filed with Registration Statement on Form S-3, Reg. No. 333-84018, filed on
     March 8, 2002.


 *** Filed with Amendment No. 1 to Registration Statement on Form S-3, Reg. No.
     333-84018, filed on April 23, 2002.



**** To be filed as an exhibit to our Current Report on Form 8-K or other SEC filing in connection with an applicable offering.